Execution Copy
Exhibit 10.1
AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
AMENDMENT NO. 2 (this “Amendment”), dated as May 11, 2020, to the Third Amended and Restated Loan and Security Agreement dated as of April 12, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to this Amendment, the “Existing Loan Agreement”; as amended prior to the date hereof and by this Amendment, the “Loan Agreement”), among Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), each other Borrower (as defined therein), the financial institutions party thereto from time to time as Lenders (“Lenders”), and Bank of America, N.A., as agent for the Lenders (in such capacity, “Agent”).
W I T N E S S E T H :
WHEREAS, the parties hereto are parties to the Existing Loan Agreement;
WHEREAS, the Borrowers and the Lenders wish to amend the Existing Loan Agreement as described herein;
WHEREAS, the Borrowers and the Lenders wish to instruct Agent to enter into certain agreements as specified herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, which include all Obligors as of the date hereof, agree as follows:
SECTION 1.DEFINITIONS
. Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement are used herein as therein defined.
SECTION 2.AMENDMENTS
.
(a) With effect as of the Amendment No. 2 Effective Date, the Existing Loan Agreement is hereby amended with the stricken text deleted (indicated textually in the same manner as the following example: ~~stricken text~~) and with the double-underlined text added (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Exhibit A hereto.
SECTION 3.CONDITIONS PRECEDENT
. This Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) of the satisfaction or waiver of each of the conditions precedent set forth in this Section 3.

         2
(1)Execution and Delivery. Agent shall have received originals, facsimiles or copies in .pdf format unless otherwise specified, each properly executed, of counterparts of this Amendment duly executed by each Obligor, the Lenders, and Agent.
(2)Amendment Fee. The Company shall have paid to Agent for the account of each Lender an amendment fee in an amount equal to 0.10% of the amount of the Aggregate Commitment of such Lender.
(3)Fees and Expenses. The Company shall have paid to Agent all fees and expenses of its counsel and other amounts to the extent reasonably detailed invoices therefor have been received by the Company no later than 4:00 p.m., New York City time, on May [ ], 2020.
(4)No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Amendment No. 2 Effective Date.
(5)Representations and Warranties. As of the Amendment No. 2 Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in the Loan Agreement shall be true and correct in all material respects (and, with respect to any representations and warranties that are qualified by materiality or reference to a “Material Adverse Effect” or contain a similar materiality qualification, in all respects, and, with respect to any representations and warranties that are made as of a specified date, shall be true and correct in all material respects as of such date).
(6)No Contravention of Intercreditor Agreement. Agent shall have received a certification of the Company that the provisions of this Amendment do not and will not breach any Subordinated Debt agreement, the Term Loan Credit Agreement or any other Term Loan Document or any other agreements, instruments or documents executed and/or delivered in connection with any of the foregoing and after giving effect to this Amendment, the Revolver Commitments will constitute “ABL Facility Obligations” under the Intercreditor Agreement.
For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.

SECTION 4.REPRESENTATIONS AND WARRANTIES
. In order to induce the Lenders and Agent to enter into this Amendment, each Obligor hereby represents and warrants to the Lenders and Agent that: (i) each Obligor is duly authorized to execute, deliver and perform this Amendment; (ii) the execution, delivery and performance of the this Amendment have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law, Material Contract or Restrictive Agreement, including the Term Loan Documents, except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor; and (iii) each of this Amendment and the Loan Agreement is a legal, valid and binding obligation of each Obligor party hereto and thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
2

         3
SECTION 5.CONTINUING EFFECT
. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Company or the other Obligors that would require an amendment, waiver or consent of Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and Agent reserves all of its rights, remedies, powers and privileges under the Loan Agreement, the other Loan Documents, applicable law and/or equity. Any reference to the “Loan Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Loan Agreement as amended by this Amendment and the term “Loan Documents” in the Loan Agreement and the other Loan Documents shall include this Amendment.
SECTION 6.GOVERNING LAW
. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.SUCCESSORS AND ASSIGNS
. This Amendment shall be binding upon and inure to the benefit of the Company, the other Obligors, Agent, and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties. The execution and delivery of this Amendment by any Lender prior to the Amendment No. 2 Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.
SECTION 8.ENTIRE AGREEMENT
. This Amendment, the Loan Agreement and the other Loan Documents represent the entire agreement of the Obligors, Agent, and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Loan Agreement or the other Loan Documents.
SECTION 9.[Reserved]
.
SECTION 10.LOAN DOCUMENT
. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.
3

         4
SECTION 11.COUNTERPARTS
. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.
SECTION 12.HEADINGS
. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 13.OBLIGOR ACKNOWLEDGMENTS
a.Each Obligor hereby (i) expressly acknowledges the terms of the Loan Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) to which it is a party, (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, (iv) agrees that each Security Document secures all Obligations of the Obligors in accordance with the terms thereof and (v) further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.
b.Each Obligor hereby reaffirms, as of the Amendment No. 2 Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Guarantee and Collateral Agreement and its grant of Liens on the Collateral to secure the Obligations.
[remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, each party has signed this Amendment No. 2 to the Third Amended and Restated Loan and Security Agreement as of the date first set forth above.

COMMERCIAL VEHICLE GROUP, INC.
CVG NATIONAL SEATING COMPANY LLC
CVG MONONA LLC
CVG MONONA WIRE LLC
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
CABARRUS PLASTICS, INC.
CVS HOLDINGS, INC.
CVG SPRAGUE DEVICES LLC
MAYFLOWER VEHICLE SYSTEMS, LLC
CVG MANAGEMENT CORPORATION
CVG LOGISTICS, LLC
CVG ALABAMA, LLC
CVG CVS HOLDINGS LLC
CVG AR LLC
CVG FSE, LLC

By:  /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

BANK OF AMERICA, N.A. As Agent and a Lender By: /s/ Brian Scawinski Name: Brian Scawinski Title: Portfolio Specialist

JPMORGAN CHASE BANK, N.A., as
[Signature Page to Amendment No. 2]

A Lender

By:  /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

2

EXHIBIT A

Amendments to Loan Agreement

See attached.

CONFORMED COPY THROUGH ~~FIRST~~SECOND AMENDMENT, DATED AS OF ~~SEPTEMBER, 18, 2019~~MAY 11, 2020
COMMERCIAL VEHICLE GROUP, INC., and
EACH OTHER BORROWER,
as Borrowers
______________________________________________________________________________
______________________________________________________________________________
THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
Dated as of April 12, 2017
$90,000,000
______________________________________________________________________________
______________________________________________________________________________
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,
and
BANK OF AMERICA, N.A.,

as Agent

Page

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION 2
a.Definitions 2
b.Accounting Terms 43
c.Uniform Commercial Code 43
d.Certain Matters of Construction 43
e.Certifications 44
f.Times of Day 44
g.Divisions 44
SECTION 2. CREDIT FACILITIES 45
a.Revolver Commitments 45
i.Revolver Loans 45
ii.Revolver Notes and Denominations 45
iii.Use of Proceeds 45
iv.Voluntary Reduction or Termination of Revolver Commitments 45
v.Overadvances 46
vi.Protective Advances 46
vii.Increase in Revolver Commitments 46
b.[RESERVED] 47
c.Letter of Credit Facilities 47
i.Issuance of Letters of Credit 47
ii.Reimbursement; Participations 48
iii.Cash Collateral 50
iv.Resignation of Issuing Bank 50
SECTION 3. INTEREST, FEES AND CHARGES 50
a.Interest 50
i.Rates and Payment of Interest 50
ii.Application of LIBOR to Outstanding Loans 51
iii.Interest Periods 51
iv.Interest Rate Not Ascertainable 51
b.Fees 52
i.Unused Line Fee 52
ii.LC Facility Fees 53
iii.Other Fees 53

(continued)
Page

c.Computation of Interest, Fees, Yield Protection 53
d.Reimbursement Obligations 53
e.Illegality 54
f.Inability to Determine Rates 54
g.Increased Costs; Capital Adequacy 55
i.Increased Costs Generally 55
ii.Capital Requirements 55
iii.Compensation 56
iv.LIBOR Loan Reserves 56
h.Mitigation 56
i.Funding Losses 56
j.Maximum Interest 56
SECTION 4. LOAN ADMINISTRATION 57
a.Manner of Borrowing and Funding Revolver Loans 57
i.Notice of Borrowing 57
ii.Fundings by Lenders 57
iii.Swingline Loans; Settlement 58
iv.Notices 58
b.Defaulting Lender 59
i.Reallocation of Pro Rata Share; Amendments 59
ii.Payments; Fees 59
iii.Status; Cure 59
c.Number and Amount of LIBOR Loans; Determination of Rate 59
d.Borrower Agent 60
e.One Obligation 60
f.Effect of Termination 60
SECTION 5. PAYMENTS 61
a.General Payment Provisions 61
b.Repayment of Revolver Loans 61
c.Repayment 61
i.Mandatory Prepayments 61
d.Payment of Other Obligations 61
e.Marshaling; Payments Set Aside 61

(continued)
Page

f.Allocation of Payments 62
i.Allocations Generally 62
ii.Post-Default Allocation 62
iii.Application of Amounts 63
iv.Erroneous Application 63
g.Application of Payments 63
h.Loan Account; Account Stated 63
i.Loan Account 63
ii.Entries Binding 63
i.Taxes 64
i.Payments Free of Taxes; Obligation to Withhold; Tax Payment 64
ii.Payment of Other Taxes 64
iii.Tax Indemnification 64
iv.Evidence of Payments 65
v.Treatment of Certain Refunds 65
vi.Survival 65
j.Lender Tax Information 66
i.Status of Lenders 66
ii.Documentation 66
iii.Redelivery of Documentation 67
k.Nature and Extent of Each Borrower’s Liability 67
i.Joint and Several Liability 67
ii.Waivers 68
iii.Extent of Liability; Contribution 69
iv.Joint Enterprise 69
v.Subordination 70
SECTION 6. CONDITIONS PRECEDENT 70
a.Conditions Precedent to Effective Date 70
b.Conditions Precedent to All Credit Extensions 71
SECTION 7. COLLATERAL 72
a.Grant of Security Interest 72
b.[RESERVED] 74

(continued)
Page

c.Lien on Deposit Accounts; Cash Collateral 74
i.Deposit Accounts 74
ii.Cash Collateral 74
d.Real Estate Collateral 74
i.Negative Pledge on Real Estate 74
e.Other Collateral 74
i.Commercial Tort Claims 74
ii.Certain After-Acquired Collateral 75
f.No Assumption of Liability 75
g.Further Assurances 75
h.Foreign Subsidiary Stock 76
SECTION 8. COLLATERAL ADMINISTRATION 76
a.Borrowing Base Certificates 76
b.Administration of Accounts 76
i.Records and Schedules of Accounts 76
ii.Taxes 76
iii.Account Verification 77
iv.Maintenance of Dominion Account 77
v.Proceeds of Collateral 77
c.Administration of Inventory 77
i.Records and Reports of Inventory 77
ii.Returns of Inventory 78
iii.Acquisition, Sale and Maintenance 78
d.Administration of Equipment 78
i.Records and Schedules of Equipment 78
ii.Dispositions of Equipment 78
iii.Condition of Equipment 78
e.Administration of Deposit Accounts 78
f.General Provisions 78
i.Location of Inventory 78
ii.Insurance of Collateral; Condemnation Proceeds 79
iii.Protection of Collateral 79
iv.Defense of Title to Collateral 79

(continued)
Page

g.Power of Attorney 79
SECTION 9. REPRESENTATIONS AND WARRANTIES 80
a.General Representations and Warranties 80
i.Organization and Qualification 80
ii.Power and Authority 80
iii.Enforceability 81
iv.Capital Structure 81
v.Title to Properties; Priority of Liens 81
vi.Accounts 81
vii.Financial Statements 82
viii.Surety Obligations 82
ix.Taxes 82
x.Reserved 83
xi.Intellectual Property 83
xii.Governmental Approvals 83
xiii.Compliance with Laws 83
xiv.Compliance with Environmental Laws 83
xv.Burdensome Contracts 84
xvi.Litigation 84
xvii.No Defaults 84
xviii.ERISA 84
xix.Trade Relations 85
xx.Labor Relations 85
xxi.Reserved 85
xxii.Not a Regulated Entity 85
xxiii.Margin Stock 85
xxiv.OFAC 85
xxv.Anti-Corruption Laws 85
xxvi.Delivery of Term Loan Documents 86
xxvii.Insurance 86
xxviii.EEA Financial Institutions 86
xxix.Use of Proceeds 86
b.Complete Disclosure 86

(continued)
Page

i.Beneficial Ownership Disclosure 86
SECTION 10. COVENANTS AND CONTINUING AGREEMENTS 87
a.Affirmative Covenants 87
i.Inspections; Appraisals 87
ii.Financial and Other Information 87
iii.Notices 90
iv.Landlord and Storage Agreements 90
v.Compliance with Laws 90
vi.Taxes 90
vii.Insurance 91
viii.Licenses 91
ix.Future Subsidiaries 91
x.Anti-Corruption Laws 91
xi.Maintenance of Properties 91
xii.Further Assurances 92
xiii.Use of Proceeds 92
xiv.Intellectual Property 92
xv.Post Closing Covenants 92
b.Negative Covenants 93
i.Permitted Debt 93
ii.Permitted Liens 95
iii.[RESERVED] 97
iv.Distributions; Upstream Payments 97
v.[RESERVED] 97
vi.Restricted Investments 97
vii.Disposition of Assets 97
viii.[RESERVED] 97
ix.Restrictions on Payment of Certain Debt 97
x.Fundamental Changes 98
xi.Subsidiaries 98
xii.Organic Documents 98
xiii.Tax Consolidation 98
xiv.Accounting Changes 98

(continued)
Page

xv.Restrictive Agreements 98
xvi.Hedging Agreements 99
xvii.Conduct of Business 99
xviii.Affiliate Transactions 99
xix.Plans 100
xx.[Reserved.] 100
xxi.Amendments to Subordinated Debt or Term Loan Credit Agreement 100
c.Financial Covenants 100
i.Fixed Charge Coverage Ratio 100
SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT 100
a.Events of Default 100
b.Remedies upon Default 102
c.License 103
d.Setoff 103
e.Remedies Cumulative; No Waiver 103
i.Cumulative Rights 103
ii.Waivers 104
SECTION 12. AGENT 104
a.Appointment, Authority and Duties of Agent 104
i.Appointment and Authority 104
ii.Duties 104
iii.Agent Professionals 105
iv.Instructions of Required Lenders 105
b.Agreements Regarding Collateral, Field Examination Reports and Borrower Materials 105
i.Lien Releases; Care of Collateral 105
ii.Possession of Collateral 106
iii.Reports 106
c.Reliance By Agent 106
d.Action Upon Default 106
e.Ratable Sharing 107
f.Indemnification of Agent Indemnitees 107
g.Limitation on Responsibilities of Agent 107

(continued)
Page

h.Successor Agent and Co-Agents 108
i.Resignation; Successor Agent 108
ii.Separate Collateral Agent 108
i.Due Diligence and Non-Reliance 109
j.Replacement of Certain Lenders 109
k.Remittance of Payments and Collections 109
i.Remittances Generally 109
ii.Failure to Pay 109
iii.Recovery of Payments 110
l.Agent in its Individual Capacity 110
m.Agent Titles 110
n.Secured Bank Product Providers 110
o.No Third Party Beneficiaries 110
p.Agent May File Proofs of Claim 110
SECTION 13. [RESERVED] 111
a.[RESERVED] 111
SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS 111
a.Successors and Assigns 111
b.Participations 111
i.Permitted Participants; Effect 111
ii.Voting Rights 112
iii.Participant Register 112
iv.Benefit of Set-Off 112
c.Assignments 112
i.Permitted Assignments 112
ii.Effect; Effective Date 113
iii.Certain Assignees 113
iv.Register 113
SECTION 15. MISCELLANEOUS 113
a.Consents, Amendments and Waivers 113
i.Amendment 113
ii.Limitations 114
iii.Payment for Consents 114

(continued)
Page

iv.Technical Amendments 114
b.Indemnity 114
c.Waiver of Consequential Damages, etc 115
d.Notices and Communications 115
i.Notice Address 115
ii.Electronic Communications; Voice Mail 115
iii.Platform 115
iv.Public Information 116
v.Non-Conforming Communications 116
e.Performance of Borrowers’ Obligations 116
f.Credit Inquiries 117
g.Severability 117
h.Cumulative Effect; Conflict of Terms 117
i.Counterparts; Execution 117
j.Entire Agreement 117
k.Relationship with Lenders 118
l.No Advisory or Fiduciary Responsibility 118
m.Process Agent 118
n.Confidentiality 118
o.[Reserved] 119
p.GOVERNING LAW 119
q.Consent to Forum; Bail-In of EEA Financial Institutions 119
i.Forum 119
ii.Other Jurisdictions 120
iii.Acknowledgement and Consent to Bail-In of EEA Financial Institutions 120
r.Waivers by Borrowers 120
s.Patriot Act Notice 121
t.Effect of Amendment and Restatement 121
u.Intercreditor Agreement 121
v.NO ORAL AGREEMENT 122

LIST OF EXHIBITS AND SCHEDULES
Exhibit A-1 Tranche A Revolver Note
Exhibit A-2 Tranche B Revolver Note
Exhibit C Assignment and Acceptance
Exhibit D Assignment Notice
Exhibit E Borrowing Base Certificate
Exhibit F Compliance Certificate
Exhibit G Notice of Borrowing
Exhibit H Notice of Conversion/Continuation
Exhibit I Form of Joinder
Exhibit J Perfection Certificate
Schedule 1.1 Revolver Commitments of Lenders
Schedule 7.1 Commercial Tort Claims
Schedule 8.5 Deposit Accounts
Schedule 8.6.1 Locations of Collateral
Schedule 9.1.4 Names and Capital Structure
Schedule 9.1.11 Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14 Environmental Matters
Schedule 9.1.15 Burdensome Contracts
Schedule 9.1.16 Litigation
Schedule 9.1.18 Pension Plans
Schedule 9.1.20 Labor Contracts
Schedule 10.1.15 Post Closing Covenants
Schedule 10.2.1 Existing Debt
Schedule 10.2.2 Existing Liens
Schedule 10.2.6(I) Permitted Investments in Subsidiaries
Schedule 10.2.6(II Permitted Investments as of the Effective Date
Schedule 10.2.7 Permitted Asset Dispositions
Schedule 10.2.15 Restrictive Agreements
Schedule 10.2.18 Existing Affiliate Transactions
Schedule 11.1 Events not Constituting an Event of Default

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of April 12, 2017 (this “Agreement”), among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), each other Borrower (as herein defined) from time to time party hereto (together, with the Company, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (“Agent”)
R E C I T A L S:
Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.
WHEREAS, Borrowers, Agent and certain Lenders are party to that certain Second Amended and Restated Loan and Security Agreement, dated as of November 15, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Second A&R Loan Agreement”), which amended and restated that certain Amended and Restated Loan and Security Agreement, dated as of April 26, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified prior to Second Restatement Effective Date, the “A&R Loan Agreement”), which amended and restated that certain Loan and Security Agreement, dated as of the Original Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Restatement Effective Date, the “Original Loan Agreement”);
WHEREAS, Borrowers, Agent and Lenders desire to amend and restate the Second A&R Loan Agreement, subject to the terms and conditions set forth herein;
WHEREAS, on each of the Restatement Effective Date and the Second Restatement Effective Date, each Borrower and each other Obligor reaffirmed (i) its Obligations (as defined in the Original Loan Agreement) arising under the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) and (ii) its prior grant of security interests to secure any and all Obligations (as defined in the Original Loan Agreement), in each case, as continued under the A&R Loan Agreement and the other Loan Documents;
WHEREAS, on the date hereof, each Borrower and each other Obligor desires to reaffirm (i) its Obligations (as defined in the Original Loan Agreement, A&R Loan Agreement and the Second A&R Loan Agreement) arising under the Original Loan Agreement, A&R Loan Agreement and the Second A&R Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement, A&R Loan Agreement and the Second A&R Loan Agreement) and (ii) its prior grant of security interests to secure any and all Obligations (as defined in the Original Loan Agreement, A&R Loan Agreement and Second A&R Loan Agreement), in each case, as continued hereunder and under the other Loan Documents.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION
a..Definitions. As used herein, the following terms have the meanings set forth below:

ABL Facility First Lien Collateral: has the meaning provided in the Intercreditor Agreement.
Accelerated Appraisal and Field Exam Period: the period commencing with an Appraisal and Field Exam Trigger Date and ending on the date upon which Availability is equal to or greater than twenty percent (20%) of the Revolver Commitment for sixty (60) consecutive days.
Accelerated Financial Reporting Period: the period commencing with a Financial Reporting Trigger Date and ending on the date upon which no Revolver Loans have been outstanding for sixty (60) consecutive days.
Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.
Acquisition: (i) any acquisition (whether by purchase, lease, merger or otherwise) of all or substantially all of any division, product line and/or business operated by any Person who is not a Subsidiary and (ii) any acquisition of a majority of the outstanding Equity Interests of any Person.
Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.
Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.
Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
Agreement: as defined in the preamble.
Aggregate Borrowing Base: on any date of determination, an amount equal to the sum of the Tranche A Borrowing Base plus the Tranche B Borrowing Base minus the Availability Reserve
Allocable Amount: as defined in Section 5.11.3.
Amendment No. 1: Amendment No. 1, dated as of September 18, 2019, among Borrowers, Lenders, Agent and the other parties thereto.
Amendment No. 1 Effective Date: September 18, 2019.
Amendment No. 2: Amendment No. 2, dated as of May 11, 2020, among Borrowers, Lenders, Agent and the other parties thereto.
Amendment No. 2 Effective Date: May 11, 2020.
A&R Loan Agreement: the Amended and Restated Loan and Security Agreement, dated as of April 26, 2011, by and among the Company, each other Borrower party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as agent, as amended, restated, amended and restated, modified or supplemented prior to the Second Restatement Effective Date.
Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.
Applicable Law: all laws, rules, regulations and governmental guidelines having the force of law and applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, ordinance, injunction, writ award or decrees of any Governmental Authorities, in each case having the force of law.
Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the average daily Availability for the last Fiscal Quarter:

Level	Average Daily Availability	Tranche A Base Rate Loans	Tranche A LIBOR Loans	Tranche B Base Rate Loans	Tranche B LIBOR Loans
III	> $30,000,000	~~0.501.00%~~	~~1.502.00%~~	~~1.502.00%~~	~~2.503.00%~~
II	> $15,000,000 < $30,000,000	~~0.751.25%~~	~~1.752.25%~~	~~1.752.25%~~	~~2.753.25%~~
I	< $15,000,000	~~1.001.50%~~	~~2.002.50%~~	~~2.002.50%~~	~~3.003.50%~~
Until June 30, 2017, margins shall be determined as if Level III were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Certificate when required hereunder, then, at the option of Required Lenders, margins shall be determined as if Level I were applicable until the first day of the calendar month following its receipt.
Approved Fund: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Appraisal and Field Exam Trigger Date: the date upon which Availability is less than twenty percent (20%) of the Revolver Commitments for any day on or after the Effective Date.
Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of the Company or any Subsidiary (whether effected pursuant to a Division or otherwise), including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.
Asset Review and Approval Conditions: with respect to any Acquisition or merger in respect of which the Accounts and/or Inventory acquired therein or thereby are requested (whether such request occurs prior to the consummation of the Acquisition, or after the date thereof) to be included in the Aggregate Borrowing Base, Agent shall have completed its review of such assets, including, without limitation, field examinations, audits, appraisals and other due diligence as Agent shall in its Permitted

Discretion require; it being acknowledged and agreed that, (1) such additional assets, if any, to be included in the Aggregate Borrowing Base may be subject to different advance rates or eligibility criteria or may require the imposition of additional reserves with respect thereto as Agent shall in its Permitted Discretion require in accordance with the definitions of Eligible Accounts, Eligible Inventory and Reserves, and (2) prior to the inclusion of any additional assets in the Aggregate Borrowing Base, all actions shall have been taken to ensure that Agent has a perfected and continuing first priority security interest in and Lien on such assets subject to the Permitted Liens.
Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in substantially the form of Exhibit C.
Availability: (i) the Aggregate Borrowing Base minus (ii) the principal balance of all Revolver Loans minus (iii) the Availability Block.
Availability Block: an amount equal to the aggregate amount of Debt and Foreign Bank Product Debt made available to any Foreign Subsidiary (whether or not such Debt is outstanding) by Bank of America, N.A., JPMorgan Chase Bank, N.A. or any of their Affiliates.
Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon the ABL Facility First Lien Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) in the Agent’s discretion, up to the maximum amount of the Permitted China Facility Debt and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.
Bank of America Indemnitees: Bank of America and its Related Parties.
Bank Product: any of the following products, services or facilities extended to any Obligor or any controlled Affiliate of an Obligor by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services, cash management services and (d) other banking products or services as may be requested by any Obligor, other than Letters of Credit; provided, however, that for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.6.2, the applicable Secured Party and Obligor must have previously provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the

Secured Bank Product Obligations owing from time to time. The Bank Product Amount may be changed from time to time upon written notice to Agent by the Secured Party and Obligor. No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists pursuant to Section 11.1(a) or (j), or if a reserve in such amount would cause an Overadvance.
Bank Product Amount: as defined in the definition of Bank Product.
Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations.
Bankruptcy Code: Title 11 of the United States Code, as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.
Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus ~~1.0~~1.00%; provided further, that, if the Base Rate at such time shall be less than ~~zero~~1.00%, such rate shall be deemed to be ~~zero~~1.00% for purposes of this Agreement.
Base Rate Loan: any Loan that bears interest based on the Base Rate.
Beneficial Owner: with respect to any U.S. federal withholding Tax, the beneficial owner, for U.S. federal income tax purposes, to whom such Tax relates.
Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.
Benefit Plan: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
Board of Directors: the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.
Board of Governors: the Board of Governors of the Federal Reserve System.
Borrowed Money: with respect to any Obligor, without duplication, (a) all obligations of such Obligor for borrowed money; (b) all obligations of such Obligor evidenced by notes, bonds, debentures, credit documents or similar instruments, including obligations so incurred in connection with the acquisition of Property, assets or businesses; (c) all Capital Leases; (d) all reimbursement obligations with respect to letters of credit; and (e) Purchase Money Debt.
Borrower: each of the Company and any other Subsidiary acceptable to Agent that is a party to this Agreement as a Borrower as of the Effective Date or becomes party to this Agreement as a Borrower by executing a Borrower Joinder Agreement.
Borrower Agent: as defined in Section 4.4.
Borrower Joinder Agreement: an agreement substantially in the form of Exhibit I or other agreement in form and substance reasonably satisfactory to Agent, the material terms of which shall provide that a Subsidiary of the Company shall become a party to and become bound by the terms of this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Borrower hereunder, in each case, to the extent each relevant Loan Document is applicable to such Borrower.
Borrower Materials: Borrowing Base Certificates, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder.
Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.
Borrowing Base Certificate: a certificate, substantially in the form of Exhibit E and otherwise in form and substance reasonably satisfactory to Agent, by which Borrowers certify calculation of the Tranche A Borrowing Base, Tranche B Borrowing Base and Aggregate Borrowing Base.
Business Day: (i) with respect to Base Rate Loans, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York, and (ii) with respect to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.
Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by a Borrower or Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases, provided, that “Capital Expenditures” shall not include:
(a)        any such expenditures which constitute an Acquisition permitted by Section 10.2.6;
(b)expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (i) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired, or (ii) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;
(c)        the purchase of plant, property or equipment to the extent financed with the proceeds of Asset Dispositions (other than dispositions of inventory in the ordinary course of business); and
(d) any Capital Expenditures to the extent financed with the proceeds of (i) any sale or issuance of Equity Interests by the Company, or (ii) any incurrence of Indebtedness permissibly incurred hereunder.
Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.
Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate of such LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. Such deposits shall not bear interest other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of Borrowers and at Borrowers’ risk and expense. “Cash Collateralization” has a correlative meaning.
Cash Dominion Trigger Date: the date upon which Availability is less than the greater of (i) $6,250,000 and (ii) twelve and one-half percent (12.5%) of the Revolver Commitments for any day on or after the Effective Date.
Cash Dominion Trigger Period: the period from and including the Cash Dominion Trigger Date until the Business Day after Availability has been greater than or equal to the greater of (i) $6,250,000 and (ii) twelve and one-half percent (12.5%) of the Revolver Commitments for sixty (60) consecutive days; provided, that if a Cash Dominion Trigger Date shall have occurred more than two times in any twelve (12) month period, such Cash Dominion Trigger Period shall be the period from such third Cash Dominion Trigger Date until the first Business Day that (i) Availability has been greater than the greater of (A) $6,250,000 and (B) twelve and one-half percent (12.5%) of the Revolver Commitments for sixty (60) consecutive days and (ii) such Business Day is at least three hundred sixty-five (365) days after the last day of the previous Cash Dominion Trigger Period.
Cash Equivalents: (i) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (ii) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (iii) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii); (iv) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (v) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (vi) in the case of any Foreign Subsidiary, (A) investments of the type and (to the extent applicable) maturity described in clauses (i) through (v) above of (or maintained with) a comparable foreign obligor, which investments or obligors (or the parent thereof) have ratings described in clause (ii) or (iii) above, if applicable, or equivalent ratings from comparable foreign rating agencies or (B) investments of the type and maturity (to the extent applicable) described in clauses (i) through (v) above of (or maintained with) a foreign obligors (or the parent thereof), which investments or obligors (or the parents thereof) are not rated as provided in such clauses or in subclause (A) of this clause (vi) but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors (or the parents of such obligors).
Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
CFC: a “controlled foreign corporation” as defined in Section 957 of the Code.
Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.
Change of Control: the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in the Rules 13d-3 and 13d-5 under the Exchange Act, except for purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; (b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Obligations and a Subsidiary of the transferor of such assets; or (c) a “change of control” under the Term Loan Credit Agreement or any similar definition or concept in any Refinancing Debt of any of the foregoing.
Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
Code: the Internal Revenue Code of 1986.
Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.
Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time and any successor statute.
Company: as defined in the preamble to this Agreement.
Compliance Certificate: a certificate, in the form of Exhibit F or such other certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3 and provide the calculations for the financial convents set forth therein.
Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.
Consolidated Net Income: as of any date for the applicable period ending on such date with respect to the Company and the Subsidiaries on a consolidated basis, net income (or loss) (excluding, without duplication, (i) extraordinary items, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary (except to the extent required for any calculation of EBITDA on a Pro Forma Basis), (iii) any out of period restoration (or diminution) of income of any contingent reserve, and related tax effect in accordance with GAAP, and (iv) the cumulative effect of a change in accounting principles during such period) as determined in accordance with GAAP.
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, Foreign Bank Product Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
Copyright Security Agreement: each copyright security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its Copyrights, as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time.
Copyrights: as defined in the definition of “Intellectual Property”.
CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
Debt: as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, but excluding trade payables and accrued obligations incurred and being paid in the Ordinary Course of Business; (c) all Contingent Obligations; (d) all obligations of such Person evidenced by bonds, debentures, notes, credit documents or similar instruments, including obligations so incurred in connection with the acquisition of Property, assets or businesses; (e) all obligations of such Person under conditional sale or other title retention agreements or incurred as financings relating to Property purchased by such Person; (f) the principal balance of any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing, (g) all Capital Leases; (h) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (i) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (j) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Debt provide that such Person is liable therefor.
Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto (other than to Defaulting Lenders).
Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.
Deposit Account Control Agreements: the deposit account control agreements to be executed by the applicable Obligor, Agent, the Term Loan Agent and each institution maintaining a Deposit Account (other than payroll, trust, tax withholding, employee benefits and petty cash Deposit Accounts) for each Obligor, in favor of Agent, for the benefit of Secured Parties as security for the Obligations, and in favor of the Term Loan Agent, for the benefit of the Secured Parties (as such term is defined in the Term Loan Credit Agreement) as security for the Obligations (as such term is defined in the Term Loan Credit Agreement).
Designated Jurisdiction: any country or territory that is the subject of any Sanction.
Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind) or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest; provided, that in no event shall a “Distribution” include (i) cashless exercise of options, (ii) retirement of fractional shares, (iii) repurchases of Equity Interests deemed to occur in connection with the surrender of shares of Equity Interests to satisfy tax withholding obligations or (iv) the cashless exercise of warrants.

Dividing Person: as defined in the definition of “Division.”
Division: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
Division Successor: any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
Dollars and $: lawful money of the United States.
Dollar Equivalent: when used in reference to Euro means the amount, at Agent’s spot rate, of Dollars which would be required to purchase such amount of Euro, or the amount of Euro that could be purchased for a particular amount in Dollars.
Domain Names: as defined in the definition of “Intellectual Property”.
Domestic Subsidiary: any direct or indirect Subsidiary of the Company that is organized under the laws of the United States or any state, protectorate or territory of the United States.
Dominion Account: a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has control (as defined in the UCC).
EBITDA: determined on a consolidated basis for the Company and Subsidiaries, the sum of:
(i)        Consolidated Net Income, calculated before or plus, as the case may be, without duplication:

(a)        interest expense,

(b)        provision for income taxes,

(c)        depreciation and amortization expense,

(d)        gains or losses arising from the sale of capital assets,

(e)        gains arising from the write-up of assets,

(f)        any extraordinary gains,

(g)        non-cash charges and expenses (other than those which represent a reserve for or actual cash item in such period or any future period),

(h)        reasonable and customary fees, expenses, premiums and other charges in connection with the issuance or repayment of Debt, the issuance of Equity

Interests, any refinancing transaction, amendment or other modification of any debt instrument, the making of any Investment, or any non-ordinary course asset sale, in each case whether or not consummated,

(i)        costs and expenses in connection with the termination of the Obligors’ existing credit facility, the redemption of the Second Lien Notes, and the execution of the Loan Documents and ABL Loan Documents,

(j)        severance costs and expenses to the extent paid in cash in an amount not to exceed (i) $1,500,000 in the Fiscal Year ending December 31, 2016, (ii) $4,000,000 in the Fiscal Year ending December 31, ~~2017 and~~2017, (iii) $2,000,000 in the Fiscal Year ending December 31, 2018 and (iv) $2,000,000 in the Fiscal Year ending December 31, 2019 and (v) $6,000,000 in the aggregate in any subsequent Fiscal Year,

(k)        any non-cash losses resulting from mark to market accounting of Hedging Agreements,

(l)        the amount of any restructuring charge or reserve, integration cost or other business optimization expense, retention, non-recurring charges or expenses, recruiting, relocation and signing bonuses and expenses, systems establishment costs, costs associated with office and facilities opening, closing and consolidating, transaction fees and expenses in an amount for any four consecutive fiscal quarter period not to exceed $~~3,000,000,~~6,000,000,

(m)        in connection with the preparation, negotiation, approval, execution and delivery of this Agreement, any Loan Document, the Term Loan Agreement and the transactions relating hereto and thereto, including all transaction fees, costs, charges and expenses incurred within 120 days following the Effective Date,

(n)the amount of any cash payments in connection with the settlement or payment of any judgment arising in connection with certain litigation matters pending against the Company, along with associated legal fees, costs and expenses paid in connection with such litigation, in amount not to exceed $3,000,000 in the aggregate, and

(o)        the amount of “run rate” cost savings projected by the Company in good faith to be realized as a result of specified actions taken, committed to be taken or reasonably expected to be taken (which cost savings shall be added to EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and quantifiable in the good faith judgment of the Company, (B) no cost savings shall be added pursuant to this clause (B) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (A) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), (C) such actions have been taken, are committed to be taken or are reasonably expected to be taken within 12 months after the end of the relevant period, and (D) such cost savings do not exceed in any four consecutive fiscal quarter period 10.0% of EBITDA (prior to giving effect to this clause (o)), minus

(ii)        non-cash gains (including those resulting from mark to market accounting of Hedging Agreements), minus

(iii)        cash payments made in such period to the extent such payments relate to a non-cash loss, charge or expense in any prior period which was added back in determining EBITDA.

Effective Date: the date each of the conditions set forth in Section 6.1 is satisfied.
EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.
EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.
EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date, (or, in the case of Accounts owing to a Borrower by Volvo or Mack Truck not otherwise excluded, unpaid for more than 90 days after the original due date or more than 120 days after the original invoice date, up to an aggregate amount of $5,000,000 at any time, for the portion of such Accounts which are unpaid for more than 90 days after the original invoice date, to the extent the portion of such Accounts does not remain unpaid for more than 120 days after the original invoice date); (b) 25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds (i) 35% of the aggregate Eligible Accounts, in the case of Accounts owing by Volvo/Mack Truck/Prevost or (ii) 20% of the aggregate Eligible Accounts, in the case of Accounts owing by any other Account Debtors; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor (provided, that so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed ineligible under the provisions of this clause to the extent the order permitting such financing allows the payment of the applicable Account; or the Account Debtor has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada (provided that, notwithstanding anything in this clause (g) to the contrary, Eligible Accounts may include Accounts not otherwise excluded in an aggregate not to exceed at any time $2,000,000 owing to a Borrower by Kenworth/Paccar, Volvo, Caterpillar or such other Account Debtor as approved by the Required Lenders in writing); (h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien other than the Liens described in clauses (c), (d), (f), (g), and (l) of Section 10.2.2; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument, promissory note or bill of exchange of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes; (n) it represents a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) is an account receivable owned by an Excluded Receivables Subsidiary or which the Company or its Subsidiaries has agreed to transfer to an Excluded Receivables Subsidiary; or (q) it is an Account relating to the sale of tooling or equivalent product. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.
Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by Borrower Agent (so long as no Event of Default has occurred and is continuing and which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent in its discretion. No Defaulting Lender or any of its Subsidiaries nor any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender shall be an Eligible Assignee.
Eligible Finished Goods Inventory: Eligible Inventory constituting finished goods.
Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods, raw materials, or work-in-process (provided that such finished goods, raw materials or work-in-process shall not include any packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies); (b) is not held on consignment, nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all material standards imposed by any Governmental Authority, has not been acquired from an entity subject to Sanctions or any specially designed nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Liens described in clauses (c), (d), (f), (g) and (v) of Section 10.2.2; (h) is within the continental United States or Canada, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document except to the extent Agent’s security interest in such warehouse receipt or negotiable Document is perfected; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established.
Eligible Raw Materials Inventory: Eligible Inventory constituting raw materials.
Eligible Work-in-Process Inventory: Eligible Inventory constituting work-in- process.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).
Environmental Laws: all Applicable Laws (including all programs, local policies, permits and guidance promulgated by regulatory agencies), relating to public health (with respect to exposure to hazardous substances or wastes, but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA or to the conditions of the workplace, or any emission or substance capable of causing harm to any living organism or the environment.
Environmental Notice: a notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
Environmental Release: a release as defined in CERCLA or under any other Environmental Law.
Equity Interest: the interest of any (a) shareholder in a corporation, company, or beneficial interests in a trust or other equity ownership interest of a Person and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such equity interest; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.
ERISA: the Employee Retirement Income Security Act of 1974.
ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or any Obligor or ERISA Affiliate requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.
EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Euro or €: the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
Event of Default: as defined in Section 11.1.
Exchange Act: the U.S. Securities Exchange Act of 1934, as amended.
Excluded Collateral: as defined in Section 7.1.
Excluded Receivables Subsidiary: any Subsidiary created and operated for the sole purpose of collecting and selling accounts receivable and assets related thereto pursuant to any Qualified Receivables Transaction; provided that such Subsidiary may engage in necessary corporate governance, accounting and other similar incidental transactions required in connection with maintaining its existence.
Excluded Subsidiary: (a) each Excluded Receivables Subsidiary; (b) each Immaterial Subsidiary; (c) each Foreign Holding Company; (d) each Domestic Subsidiary that is owned directly or indirectly by any Foreign Subsidiary that is a CFC or Foreign Holding Company; (e) each Foreign Subsidiary; and (f) each non-wholly-owned Subsidiary.
Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.
Excluded Taxes: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Revolver Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment at the request of the Borrower Agent) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA. In no event shall “Excluded Taxes” include any withholding imposed on amounts paid by or on behalf of a foreign Obligor to a Recipient that has complied with Section 5.10.2.
Extraordinary Expenses: all costs, expenses or advances that Agent or any Lender may incur during a Default or an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) subject to Section 15.2, any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of

Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent or any Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any law, regulation, rule, promulgation or official agreement implementing an official governmental agreement or intergovernmental agreement with respect to the foregoing.
FCPA: as defined in Section 9.1.25.
Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up to the nearest 1/100 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero.
Fee Letter: the Fee Letter, dated as of April 26, 2011, between Agent and the Company executed in connection with the transactions contemplated by this Agreement.
Financial Covenant Trigger Date: the date upon which Availability is less than the greater of (i) $5,000,000 and (ii) ten percent (10%) of the Revolver Commitments for any day on or after the Effective Date.
Financial Covenant Trigger Period: the period from and including the Financial Covenant Trigger Date until the Business Day after Availability has been greater than or equal to the greater of (i) $5,000,000 and (ii) ten percent (10%) of the Revolver Commitments for sixty (60) consecutive days.
Financial Reporting Trigger Date: the first date upon which the outstanding balance of Revolver Loans is greater than zero for any day on or after the Effective Date.
Fiscal Month: each fiscal month of the Company and Subsidiaries for accounting and tax purposes.
Fiscal Quarter: each period of three Fiscal Months, commencing on the first day of a Fiscal Year.
Fiscal Year: the fiscal year of the Company and Subsidiaries for accounting and tax purposes, ending on or about December 31 of each year.
Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and their Subsidiaries as of the last day of the period consisting of the most recent four Fiscal Quarters of (a) EBITDA minus Capital Expenditures and net cash taxes paid (not less than $0) for such period, to (b) Fixed Charges for such period.

Fixed Charges: the sum of (i) interest expense (other than payment-in-kind or amortization of fees and costs), (ii) all scheduled principal payments (as such may have been reduced by prior prepayments) and all voluntary prepayments made on Borrowed Money (other than any Refinancing Debt in respect thereof), and (iii) cash Distributions made by the Company.
FLSA: the Fair Labor Standards Act of 1938, as amended from time to time.
Foreign Bank Product Debt: Debt and other obligations of a Foreign Subsidiary relating to Bank Products.
Foreign Holding Company: any Subsidiary of the Company all or substantially all of the assets of which consist of Equity Interests of one or more Foreign Subsidiaries that are CFCs (or are treated as consisting of such assets for U.S. federal income tax purposes).
Foreign Lender: any Lender that is not a U.S. Person.
Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
Foreign Subsidiary: any Subsidiary that is not a Domestic Subsidiary.
Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.
Full Payment: with respect to any Obligations (other than contingent obligations not then due and owing or for which no claim has been made), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or are otherwise contingent and asserted or likely to be asserted, Cash Collateralization thereof (or delivery of a standby letter of credit reasonably acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a satisfaction or release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Loans have expired or been terminated.
GAAP: generally accepted accounting principles in effect in the United States from time to time.
Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority: any federal, state, municipal, local, foreign or other governmental department, agency, authority, body, commission, board, bureau, court, instrumentality, political subdivision, local authority, council, regulatory body, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).
Guarantor: any Person who guarantees payment or performance of any Obligations

Guarantor Payment: as defined in Section 5.11.3.
Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.
Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.
Immaterial Subsidiary: any Subsidiary of the Company (a) the assets of which Subsidiary constitute less than or equal to 2.5% of the Total Assets of the Company and its Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 7.5% of the Total Assets of the Company and its Subsidiaries on a consolidated basis, and (b) the revenues of which Subsidiary account for less than or equal to 2.5% of the total revenues of the Company and its Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 7.5% of the total revenues of the Company and its Subsidiaries on a consolidated basis.
Incremental Term Loan: means an “Incremental Term Loan” as such term is defined in the Term Loan Credit Agreement as in effect as of the date hereof.
Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.
Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.
Indenture: the Indenture, dated as of April 26, 2011, between the Company and U.S. Bank National Association, as Trustee and Collateral Agent, with respect to the Company’s Second Lien Notes, or any Refinancing Debt in respect thereof.
Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian or similar officer for such Person or any part of its Property; or (c) a general assignment or trust mortgage for the benefit of creditors.
Intellectual Property: all intellectual and similar Property of a Person, including the following:
(a)any patent, and any divisions, inventions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent made now or hereafter, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing (collectively, “Patents”);
(b)any United States or foreign copyright rights to any works of authorship or other copyrightable subject matter, including any registrations of any copyrights in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing (collectively, “Copyrights”);
(c)all Internet domain names and associated uniform resource locator addresses (collectively, “Domain Names”);

(d)all computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and all media that may contain Software or recorded data of any kind (collectively, “Software”);
(e)any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections (collectively, “Trade Secrets”); and
(f)all right, title and interest in and to any trademarks, service marks and trade names, including any registration or application for registration of any trademarks and service marks, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks and any trade dress including logos, designs, fictitious business names and other business identifiers used by such Person or any other indicia of origin, and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing or unfair competition regarding the same (collectively, “Trademarks”).
Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
Intercreditor Agreement: the Intercreditor Agreement, dated as of April 12, 2017, among the Agent, Borrowers and the Term Loan Agent.
Interest Period: as defined in Section 3.1.3.
Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).
Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
Investment: any Acquisition; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any loan, advance or capital contribution to or other investment in any other Person.
IRS: the United States Internal Revenue Service.
Issuing Bank: Bank of America or an Affiliate of Bank of America.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.
Junior Debt: as defined in Section 10.2.9.
LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.
LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Aggregate Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 10 Business Days prior to the Revolver Termination Date (except, in each case, for Letters of Credit which include an automatic renewal provision); (d) the Letter of Credit and payments thereunder are denominated in Dollars; (e) the purpose and form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their discretion; and (f) prior to or upon giving effect to the issuance of such Letter of Credit, no Default or Event of Default exists or would exist.
LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.
LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the Stated Amount of all outstanding Letters of Credit; and (c) all fees and other amounts due and owing with respect to Letters of Credit.
LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.
LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; (b) if no Event of Default exists, those constituting charges or other amounts owing to the Issuing Bank; and (c) all fees owing with respect to Letters of Credit.
Lender Indemnitees: Lenders and Secured Bank Product Providers, and their respective officers, directors, employees, Affiliates, agents and attorneys.
Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.
Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.
Letter of Credit: any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.
Letter of Credit Subline: $10,000,000.

LIBOR: the per annum rate of interest (rounded up to the nearest 1/100th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall LIBOR be less than ~~zero~~1.00%.
LIBOR Loan: a Revolver Loan that bears interest based on LIBOR.
LIBOR Screen Rate: the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
LIBOR Successor Rate: any evolving or then existing convention or proposed replacement rate for LIBOR for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks.
LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent and in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower).
License: with respect to any Obligor, all of such Obligor’s right, title, and interest in and to any and all licensing agreements or similar arrangements relating to its owned Intellectual Property and any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution or disposition of Collateral, (b) any use of Property or (c) any other conduct of its business, and all income, Royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and all rights to sue for past, present, and future breaches thereof.
Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.
Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens (statutory or other), mortgages, collateral assignments, deposit arrangements, charges, preferences, priorities or other security arrangements of any kind or nature whatsoever (including any agreement to give any of the foregoing any conditional sale or retention of title agreement, any financing or similar agreement), security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property; provided, however, that non-exclusive licenses of Intellectual Property in the Ordinary Course of Business are not Liens.
Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent promptly following request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent promptly following request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
Loan: a Revolver Loan.
Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.
Loan Documents: this Agreement, Other Agreements and Security Documents.
Loan Year: each 12 calendar month period commencing on the Original Closing Date and on each anniversary of the Original Closing Date.
Margin Stock: as defined in Regulation U of the Board of Governors.
Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has or could be reasonably expected to have a material adverse effect on (a) the business, operations, Properties or financial condition of the Obligors, taken as a whole; (b) the enforceability of the Loan Documents, or on the validity or priority of Agent’s Liens on the Collateral; (c) the ability of the Obligors, taken as a whole, to perform any obligations under the Loan Documents, including repayment of any Obligations; or (d) the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.
Material Contract: any agreement or arrangement to which an Obligor is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
Moody’s: Moody’s Investors Service, Inc., and its successors.
Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor in cash from such Asset Disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien on Collateral sold; (c) transfer or similar taxes and the Company’s good faith estimate of income taxes paid or payable in connection with such sale; (d) reserves for indemnities or purchase price adjustments, until such reserves are no longer needed; and (e) the Company’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold (provided that, to the extent such cash proceeds are not so used within 180 days of such Asset Disposition, such cash proceeds shall constitute Net Proceeds).

NOLV Percentage: the net orderly liquidation value of Borrowers’ Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.
Notes: each Revolver Note.
Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in substantially the form attached hereto as Exhibit G or otherwise in form reasonably satisfactory to Agent.
Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in substantially the form attached hereto as Exhibit H or otherwise in form reasonably satisfactory to Agent.
Obligations: all (a) principal of and premium, if any on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Secured Bank Product Obligations and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided that Obligations of an Obligor shall not include any Excluded Swap Obligations.
Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.
OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.
Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary undertaken in good faith.
Organic Documents: with respect to any Person, as applicable, its charter, certificate or articles of incorporation, bylaws, articles of organization, articles of association, memorandum, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
Original Closing Date: January 7, 2009.
Original Loan Agreement: the Loan and Security Agreement, dated as of January 7, 2009, by and among the Company, each other Borrower party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as agent, as amended, modified or supplemented prior to the Restatement Effective Date.
OSHA: the Occupational Safety and Health Act of 1970.
Other Agreement: each Note, LC Document, Fee Letter, Lien Waiver, Intercreditor Agreement, Borrowing Base Certificate, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or any Security Document), now or hereafter delivered by an Obligor or other Person (providing that an Obligor is also party to thereto) to Agent or a Lender in connection with any transactions relating hereto.
Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).
Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request of the Borrowers).
Overadvance: as defined in Section 2.1.5.
Overadvance Loan: a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.
Participant: as defined in Section 14.2.
Patent Security Agreement: each patent security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its Patents, as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time.
Patents: as defined in the definition of “Intellectual Property”.
Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.
Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
PBGC: the Pension Benefit Guaranty Corporation.
Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
Pensions Regulator: the body corporate called the Pensions Regulator established under Part I of the Pension Act.
Perfection Certificate: a certificate (or supplement thereto) in substantially the form of Exhibit J.
Permitted Acquisition: any Acquisition as to which all of the following conditions are satisfied or waived:
(a)such Acquisition is an acquisition of all or substantially all of the assets or of all of the outstanding Equity

Interests of another Person, involving a line or lines of business or a distribution channel which is related, similar or complementary to, or supportive of the lines of business or distribution channels in which Borrowers and their Subsidiaries, considered as an entirety, are engaged on the Effective Date;
(b)such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling Person or the Person whose equity interests are to be acquired;
(c)either (i) Availability, on a Pro Forma Basis after giving effect to such Acquisition, for each of the 30 days prior to and including the date such Acquisition is consummated, is at least the greater of (1) $12,500,000 and (2) twenty-five percent (25%) of the Revolver Commitments or (ii) (1) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least 1.00 to 1.00 and (2) Availability, on a Pro Forma Basis after giving effect to such Acquisition, for each of the 30 days prior to and including the date such Acquisition is consummated, is at least the greater of (A) $7,500,000 and (B) fifteen percent (15%) of the Revolver Commitments;
(d)as soon as available, but not less than ten (10) days prior to the closing of such Acquisition (or such shorter time period as Agent may otherwise agree), the Company shall submit to Agent (i) notice of such Acquisition together with a reasonably detailed description of the business or assets to be acquired, (ii) copies of all available business and financial information as reasonably requested by Agent relating to such Acquisition, (iii) pro forma financial statements, (iv) audited financial statements for the acquired business or distribution channel for the most recent fiscal year, unless the same are unavailable, and the most recent unaudited financial statements for the acquired business or distribution channel, (v) a certificate of the chief financial officer of Borrower Agent certifying that such pro forma financial statements, on a combined basis, present fairly in all material respects the financial condition of Borrowers and their Subsidiaries on a consolidated basis as of the date thereof after giving effect to such Acquisition, and which shall include a representation and warranty as to compliance with each of the other criteria for a “Permitted Acquisition” and (vi) at least five days prior to the date of such Acquisition (or such shorter time period as Agent may otherwise agree), the Company shall deliver drafts of the related purchase agreement, together with lien release letters and other documents as Agent may reasonably require to evidence the termination of Liens (other than Permitted Liens) and any other information as Agent may reasonably request, with final, executed copies of such purchase agreement and other related documents to be delivered no later than five days after the closing of such Acquisition;
(e)if the Person so acquired is intended to be a Borrower and/or the assets acquired in such Acquisition are intended to be included in the Aggregate Borrowing Base immediately upon the consummation of the Acquisition (rather than at a later date upon request), then prior to such Acquisition (1) Agent shall have been provided with such information as it shall reasonably request to complete its evaluation of any such Person (including all information necessary to comply with the Patriot Act) and such Collateral and (2) the Asset Review and Approval Conditions shall have been satisfied;

(f)the Purchase Consideration paid by or on behalf of the Company and the other Subsidiaries for any such Acquisition of an entity that does not become a Guarantor (including by way of merger), when aggregated with the Purchase Consideration paid by or on behalf of the Company and the Subsidiaries for all other Acquisitions made by the Company and the Subsidiaries of entities that have not become Guarantors (including by way of merger), shall not exceed $15,000,000; ~~and~~ provided that no such Acquisition of an entity that does not become a Borrower (including by way of merger) shall be permitted after the Amendment No. 2 Effective Date;
(g)within the time periods specified in Section 10.1.9, Agent shall have a perfected and continuing first priority security interest in and Lien on all ABL Facility First Lien Collateral, and subject to the Intercreditor Agreement, a perfected security interest in and Lien on all other assets that are the subject of such Acquisition (subject, in each case, to Permitted Liens); and
(a)such Acquisition shall be permitted pursuant to the terms of the Term Loan Documents.
Notwithstanding the foregoing, no assets acquired pursuant to a Permitted Acquisition shall be included in the Aggregate Borrowing Base unless (i) Agent shall have been provided with such information as it shall reasonably request to complete its evaluation of any Person (including all information necessary to comply with the Patriot Act) and (ii) the Asset Review and Approval Conditions shall have been satisfied.
Permitted Asset Disposition:
(a)a sale of Inventory in the Ordinary Course of Business;
(b)a disposition of Property for fair market value (as reasonably determined in good faith by the Company); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect thereto, Availability is greater than $1.0, and (iii) if the disposition involved the disposition of Eligible Accounts and/or Eligible Inventory, the Company shall have delivered to Agent a Borrowing Base Certificate, prepared on a Pro Forma Basis, giving effect to the subject disposition;
(c)a disposition of Inventory that is obsolete, unmerchantable or otherwise unsaleable in the Ordinary Course of Business and dispositions of accounts receivable in connection with the collection or compromise thereof in the Ordinary Course of Business (which, for the avoidance of doubt, shall exclude receivable financing or factoring);
(d)termination of a lease, sublease, license, sublicense, use agreement or similar agreement of real or personal Property which could not reasonably be expected to have a Material Adverse Effect;
(e)the leasing (including subleasing) or non-exclusive licensing (including sublicensing) of Intellectual Property, personal Property or real Property in the Ordinary Course of Business or the abandonment of Intellectual Property in the Ordinary Course of Business as permitted by Section 10.1.4;

(f)dispositions of obsolete, uneconomical, negligible, worn-out or surplus property;
(g)sales of Cash Equivalents and marketable securities;
(h)sales, transfers, leases, exchanges and dispositions (i) among the Obligors, (ii) from non-Obligors to the Obligors, (iii) among non-Obligors, or (iv) to the extent constituting an Investment permitted hereunder, from Obligors to non-Obligor Subsidiaries;
(i)granting of Permitted Liens; (ii) Distributions permitted to be made pursuant to Section 10.2.4; (iii) dividends, distributions and purchases of Equity Interests excluded from the definition of “Distributions” pursuant to the proviso therein; and (iv) Investments otherwise permitted hereunder (other than Investments made pursuant to clause (s) of the definition of “Restricted Investment”);
(j)mergers, consolidations, amalgamations, liquidations and dissolutions to the extent permitted by Section 10.2.10;
(k)termination of any Hedging Agreement;
(l)any disposition of Real Estate to a Governmental Authority as a result of casualty or condemnation of such Real Estate;
(m)issuances of Equity Interests to qualifying directors of Foreign Subsidiaries or to Persons (other than the Company or a Subsidiary) required by Applicable Law to hold shares in a Subsidiary;
(n)the capitalization or forgiveness of Debt owed to it by other Obligors or Subsidiaries if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules;
(o)the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to a Borrower to the extent not otherwise prohibited by the terms of this Agreement;
(p)dispositions in connection with the settlement of claims or disputes and the settlement, release or surrender of tort or other litigation claims;
(q)dispositions set forth on Schedule 10.2.7;
(r)sale of accounts receivable and related rights or assets pursuant to any Qualified Receivables Transactions and preliminary intercompany transfers of accounts receivable and related rights or assets in connection therewith;
(s)dispositions approved in writing by Agent and Required Lenders;
(t)any Permitted Sale-Leaseback; and
(u)the sale or issuance of common Equity Interests of any Subsidiary to the Company or any other Subsidiary (provided that in the case of such issuance of common Equity

Interests of a Subsidiary that is not a wholly owned Subsidiary, Equity Interests of such Subsidiary may be also issued to other owners thereof to the extent such issuance is not dilutive to the ownership of the Borrowers).
Permitted China Facility Debt: up to the equivalent of $5,000,000 of unsecured Debt incurred by CVG Vehicle Components (Shanghai) Co., Ltd.
Permitted Contingent Obligations: Contingent Obligations:
(a)arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business;
(b)arising from Hedging Agreements permitted hereunder;
(c)incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations;
(d)arising from customary indemnification obligations in favor of (i) purchasers of Equity Interests or in connection with Permitted Asset Dispositions and (ii) sellers in connection with Acquisitions permitted hereunder;
(e)arising under the Loan Documents or the Term Loan Documents; or
(f)in an aggregate amount of $5,000,000 or less at any time.
Permitted Discretion: Agent’s reasonable credit judgment (from the perspective of an asset-based lender), exercised in good faith, based upon its consideration of any factor that it reasonably believes to be relevant, including, without limitation, any factor that it believes (a) could adversely affect the quantity, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) increases the likelihood of any Insolvency Proceeding involving an Obligor, or (d) creates or could result in a Default or Event of Default. In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral. In exercising its Permitted Discretion with respect to modifying eligibility criteria for Eligible Accounts and Eligible Inventory, Agent will use commercially reasonable efforts to notify Borrower Agent prior to modifying the criteria provided in the definitions thereof on the Original Closing Date or thereafter.
Permitted Investment: an Investment (including any Permitted Acquisition); provided, that (A) either (i) Availability, on a Pro Forma Basis after giving effect to such Investment, for each of the 30 days prior to and including the date such Investment is consummated, is at least the greater of (1) $12,500,000 and (2) twenty-five percent (25%) of the Revolver Commitments or (ii) (1) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least 1.00 to 1.00 and (2) Availability, on a Pro Forma Basis after giving effect to such Investment, for each of the 30 days prior to and including the date of such Investment, is at least the greater of (A) $7,500,000 and (B) fifteen percent (15%) of the Revolver Commitments and (B) except for Permitted Acquisitions, is made prior to the Amendment No. 2 Effective Date.
Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not at any time exceed the greater of (i) $15,000,000 and (ii) 3.0% of Total Assets (prior to giving effect to any acquisition or Investment made or intended to be made using the proceeds of such Purchase Money Debt).
Permitted Ratio Debt: means Debt of the Borrowers, or any of them; provided that:
(a)such Debt is either (i) senior unsecured or (ii) subordinated in right of payment to the Obligations,
(b)such Debt does not mature prior to the date that is ninety-one (91) days after the Revolver Termination Date at the time such Debt is incurred,
(c)such Debt has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is ninety-one (91) days after the Revolver Termination Date at the time such Debt is incurred,
(d)immediately after giving effect thereto and to the use of the proceeds thereof, (i) no Default or Event of Default shall exist or result therefrom and (ii) the Fixed Charge Coverage Ratio after giving effect to the incurrence of such Debt on a Pro Forma Basis is greater than 1.00 to 1.00, and
(e)such Debt is issued on market terms for the type of Debt issued and for issuers having a similar credit profile and in any event with covenants that are not more restrictive (taken as a whole) with respect to the Company and the Subsidiaries than the covenants in this Agreement as reasonably determined by the Company in good faith; provided that a certificate of the Company as to the satisfaction of the conditions described in clause (e) above delivered to Agent at least five (5) Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material covenants of the Debt proposed to be issued or drafts of documentation relating thereto, stating that the Company has reasonably determined in good faith that the terms of such Debt satisfy the foregoing requirements, shall be conclusive unless the Agent notifies the Company within three (3) Business Days of the receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
Permitted Sale-Leaseback: Asset Dispositions by Borrowers or Subsidiaries of fixed or capital assets pursuant to sale-leaseback transactions where the sale is for cash consideration in an amount not less than the fair value of such fixed or capital asset (as reasonably determined in good faith by the Company).
Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.
Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 15.4.3.
Pledge Agreement: collectively, the amended and restated pledge agreement, dated as of the Effective Date, among the Company and each other Domestic Subsidiary party thereto, as pledgors and Bank of America, N.A., as pledgee, and each other pledge agreement executed by an Obligor in favor of Agent, as amended, restated, supplemented or otherwise modified from time to time.
Preferred Stock: as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) which are preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.
Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.
Pro Forma Basis: relative to a Specified Transaction, means that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of an Acquisition or permitted Investment described in the definition of “Specified Transaction”, shall be included and (ii) in the case of a disposition of all or substantially all of the assets of or all of the Equity Interests of any Subsidiary of a Borrower or any division or product line of a Borrower or any of its Subsidiaries, shall be excluded, (b) any retirement of Debt, and (c) any Debt incurred or assumed by a Borrower or any of its Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.
Pro Rata: with respect to any Lender, (a) with respect to the Tranche A Revolver Loans, a percentage (carried out to the ninth decimal place) determined (i) while Tranche A Revolver Commitments are outstanding, by dividing the amount of such Lender’s Tranche A Revolver Commitment by the aggregate amount of all Tranche A Revolver Commitments; and (ii) at any other time, by dividing the amount of such Lender’s Tranche A Revolver Loans and LC Obligations by the aggregate amount of all outstanding Tranche A Revolver Loans and LC Obligations, (b) with respect to the Tranche B Revolver Loans, a percentage (carried out to the ninth decimal place) determined (i) while Tranche B Revolver Commitments are outstanding, by dividing the amount of such Lender’s Tranche B Revolver Commitment by the aggregate amount of all Tranche B Revolver Commitments; and (ii) at any other time, by dividing the amount of such Lender’s Tranche B Revolver Loans by the aggregate amount of all outstanding Tranche B Revolver Loans and (c) with respect to all Loans, a percentage (carried out to the ninth decimal place) determined (i) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (ii) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.
Properly Contested: with respect to any obligation of an Obligor, (i) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (ii) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (iii) appropriate reserves have been established in accordance with GAAP; (iv) the failure to pay could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (v) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (v) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Protective Advance: as defined in Section 2.1.6.
PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
Purchase Consideration: the aggregate, without duplication, of (i) cash paid or payable by the Company and its Subsidiaries, directly or indirectly to the sellers (including the repayment of any Debt or other obligations and payments with respect to consulting, non-compete or other agreements as a result of such Acquisition) in connection with any Acquisition, (ii) the Debt assumed or incurred by the Company and its Subsidiaries, whether in favor of the seller or any other Person, and whether fixed or contingent, including without limitation earn-outs and/or other contingent payments and other seller notes in connection with any Acquisition, and (iii) any other consideration given or obligation incurred by the Company or any Subsidiary in connection with any Acquisition in favor of the seller or any Affiliate of the seller; provided, however, Equity Interests of the Company issued in connection with any Acquisition shall be excluded from the determination of “Purchase Consideration”.
Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 90 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions, refinancings or replacements thereof in an aggregate principal amount that does not exceed the principal amount of the Debt being renewed, extended, refinanced or replaced (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such renewal, extension, refinancing or replacement).
Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt (and proceeds thereof) and constituting a Capital Lease or a purchase money security interest under the UCC; provided, that, individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender.
Qualified ECP: an Obligor with total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of such act.
Qualified Receivables Transaction: any transaction or series of transactions designated in writing by the Agent to be a “Qualified Receivables Transaction” and which is entered into by the Borrowers or their Subsidiaries, as applicable, pursuant to which the Borrowers or their Subsidiaries, as applicable, may sell, convey or otherwise transfer to (i) any Excluded Receivables Subsidiary or (ii) any other Person (in the case of a transfer by an Excluded Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable; provided that such transaction shall not involve any recourse to any Borrower or any Subsidiary (other than recourse only to the Excluded Receivables Subsidiary or, solely with respect to Standard Securitization Undertakings, any other Subsidiary) for any reason other than repurchases of non-eligible accounts receivable.
RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
Real Estate: collectively, all right, title and interest (whether as owner, lessor or lessee) in and to any and all parcels of or interests in real Property owned in fee or leased by any Obligor, whether by lease, license, easement or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas or other improvements thereon and appurtenant fixtures incidental to the ownership, lease or operation thereof.
Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.
Refinancing Conditions: the following conditions for Refinancing Debt:
(a)it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed, refinanced or replaced (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such extension, renewal, refinancing or replacement);
(b)it has a final stated maturity no sooner than, and a Weighted Average Life to Maturity no less than, the Debt being extended, renewed, refinanced or replaced;
(c)the Debt, and/or the Liens securing the Debt, as applicable, is subordinated to the Obligations at least to the same extent as the Debt, or the Liens securing the Debt, as applicable, being extended, renewed, refinanced or replaced;
(d)such Debt is issued on market terms for the type of Debt issued and for issuers having a similar credit profile and in any event with covenants that are not more restrictive (taken as a whole) with respect to the Company and the Subsidiaries than the covenants in this Agreement as reasonably determined by the Company in good faith; provided that a certificate of the Company as to the satisfaction of the conditions described in clause (d) above delivered to Agent at least five (5) Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material covenants of the Debt proposed to be issued or drafts of documentation relating thereto, stating that the Company has reasonably determined in good faith that the terms of such Debt satisfy the foregoing requirements, shall be conclusive unless the Agent notifies the Company within three (3) Business Days of the receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees);

(e)the Debt is not secured by any property or assets other than the property or assets that were collateral (and then only with the same priority) for the Debt being extended, renewed or refinanced at the time of such extension, renewal or refinancing;
(f)the obligor or obligors under any such Refinancing Debt are the same as the obligor(s) under the Debt being extended, renewed, refinanced or replaced on such Debt; and
(g)upon giving effect to it, no Default or Event of Default exists.
Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of the Term Loan Indebtedness or Debt permitted under Section 10.2.1(b), (d), (f), or (x), in each case, so long as each Refinancing Condition is satisfied and, in the case of the Term Loan Indebtedness, is permitted by and in accordance with the Intercreditor Agreement.
Reimbursement Date: as defined in Section 2.3.2.
Related Parties: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub-agents, trustees, attorneys and advisors of such Person and of such Person’s Affiliates.
Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.
Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
Report: as defined in Section 12.2.3.
Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
Required Lenders: two or more unaffiliated Secured Parties holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) after termination of the Revolver Commitments, the aggregate outstanding Loans and LC Obligations or, upon Full Payment of all Loans and LC Obligations, the aggregate remaining Obligations; provided, however, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender that funded the applicable Loan or issued the applicable Letter of Credit.
Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Restatement Effective Date: April 26, 2011.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than:
(a)Investments in Subsidiaries to the extent existing on the Effective Date and other Investments existing on the Effective Date and set forth on Schedule 10.2.6(I);
(b)Cash Equivalents; provided, however, that, to the extent such Cash Equivalents constitute Collateral, such Cash Equivalents are subject to Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent;
(c)Investments consisting of lease, utility and other similar deposits or any other deposit permitted under Section 10.2.2 in the Ordinary Course of Business;
(d)prepayments and deposits to suppliers in the Ordinary Course of Business;
(e)Hedging Agreements to the extent permitted by Section 10.2.16;
(f)Investments (i) by an Obligor in any other Obligor, or (ii) by Subsidiaries that are non-Obligors into Obligors or other non-Obligors;
(g)the establishment of wholly owned Subsidiaries subject to compliance with Section 10.1.9 (to the extent applicable); provided that any Subsidiary established in reliance on this clause (g) may be less than wholly owned solely to the extent necessary due to any issuance of Equity Interests to qualifying directors of Foreign Subsidiaries or to Persons (other than the Company or a Subsidiary) required by Applicable Law to hold shares in such Subsidiary;
(h)Investments in securities or other assets of trade creditors, customers or other Persons in the Ordinary Course of Business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(i)guarantees, Contingent Obligations and other Investments permitted under Section 10.2.1;
(j)Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under Section 10.2.6 hereof;
(k)the capitalization or forgiveness of Debt owed to it by other Obligors or Subsidiaries if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules;

(l)the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to the Company to the extent not otherwise prohibited by the terms of this Agreement;
(m)loans and advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, not to exceed, in the aggregate, $4,000,000 at any time outstanding; provided that the aggregate amount of such loans and advances made and outstanding from time to time after the Amendment No. 2 Effective Date shall not exceed $100,000;
(n)prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;
(o)deposits with financial institutions permitted hereunder;
(p)Investments in an Excluded Receivables Subsidiary in connection with a sale of receivables to such Excluded Receivables Subsidiary pursuant to a Qualified Receivables Transaction;
(q)Investments arising in connection with Permitted Asset Dispositions permitted hereunder (other than Permitted Asset Dispositions made pursuant to clause (i)(iv) of the definition of “Permitted Asset Disposition”);
(r)Investments set forth on Schedule 10.2.6(II);
(s)Permitted Investments; and
(t)any intermediate Investment necessary to facilitate the ultimate consummation of an Investment otherwise permitted hereby.
Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.
Revolver Commitment: for any Lender, its Tranche A Revolver Commitment or Tranche B Revolver Commitment. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.
Revolver Loan: a Tranche A Revolver Loan, a Tranche B Revolver Loan, any Swingline Loan, Overadvance Loan or Protective Advance.
Revolver Notes: collectively, the Tranche A Revolver Notes and the Tranche B Revolver Notes.
Revolver Termination Date: April 12, 2022.
Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

Revolving Facility Exposure: for any Lender at any time, the sum of (i) the principal amount of all Revolver Loans made to Borrowers by such Lender and outstanding at such time, and (ii) such Lender’s share of the LC Outstandings at such time.
Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.
S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
Sanction: any sanction administered or enforced by the U.S. Government (including OFAC), the United Nations Security Council, European Union, Her Majesty’s Treasury or other sanctions authority.
Scheduled Unavailability Date: a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans.
Second A&R Loan Agreement: as defined in the preamble.
Second Lien Notes: the 7.875% Senior Secured Notes due April 15, 2019, issued by the Company under the Indenture, in the aggregate amount of $250,000,000 (plus all interest paid in kind).
Second Restatement Effective Date: November 15, 2013.
Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or a controlled Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include any Excluded Swap Obligations.
Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent that has been consented to in writing by Borrower Agent, within 10 days following the later of the Effective Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral, and (ii) agreeing to be bound by Section 12.14.
Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.
Security Documents: this Agreement (in respect of the grants of security made pursuant to Section 7), the Pledge Agreements, Guaranties, Copyright Security Agreements, Patent Security Agreements, Trademark Security Agreements, Deposit Account Control Agreements, Perfection Certificates and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.
Senior Officer: the chairman of the board, president, chief executive officer, managing director, treasurer, controller, director of finance, chief financial officer or finance officer of a Borrower, any other officer or employee of an Obligor so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of any Obligor designated in or pursuant to an agreement between an Obligor and the Agent.
Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Software: as defined in the definition of “Intellectual Property”.
Solvent: as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair saleable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to generally pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair saleable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase on a going concern basis.
Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).
Specified Transaction: (a) any disposition of all or substantially all the assets of or all the Equity Interests of any Subsidiary or of any division or product line of a Borrower or any of its Subsidiaries, (b) any Acquisition permitted hereunder, (c) any proposed incurrence of Debt or (d) the proposed making of a Distribution, in each case, to the extent permitted hereunder.
Standard Securitization Undertakings: those representations, warranties, covenants and indemnities entered into by the Company or any Excluded Receivables Subsidiary which are determined in good faith by the Company to be customary in securitization transactions involving accounts receivables.
Stated Amount: the stated amount of a Letter of Credit, including any automatic increase provided by the terms of the Letter of Credit or related LC Documents, whether or not then effective.
Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations pursuant to a customary subordination agreement in form and substance reasonably satisfactory to Agent.
Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by the Company (including indirect ownership by the Company through other entities in which the Company directly or indirectly owns 50% of the voting securities or Equity Interests).
Swap Obligations: with respect to an Obligor, any obligation to pay or perform under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
Swingline Loan: any Borrowing of Base Rate Loans that are Tranche A Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Tranche A Lenders pursuant to Section 4.1.3.
Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Agent: means Bank of America, as administrative agent and any successor administrative agent under the Term Loan Credit Agreement.
Term Loan Credit Agreement: means that certain Term Loan and Security Agreement dated as of the date hereof by and among the Company, the other loan parties thereto, the Term Loan Agent and the Term Loan Lenders, as the same may be amended, restated, amended and restated, replaced, modified or supplemented from time to time, including, without limitation, amendments, amendment and restatements, modifications, supplements, restatements and/or replacements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such documents, in each case in accordance with the terms thereof and the terms of this Agreement and the Intercreditor Agreement.
Term Loan Documents: means, collectively, the Term Loan Credit Agreement and each “Other Document” as defined therein, as the same may be amended, restated, amended and restated, replaced modified or supplemented from time to time, including, without limitation, amendments, amendment and restatements, modifications, supplements, restatements and/or replacements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such documents, in each case in accordance with the terms thereof and the terms of this Agreement and the Intercreditor Agreement.
Term Loan First Lien Collateral: has the meaning provided in the Intercreditor Agreement.
Term Loan Incremental Cap: shall mean the “Incremental Cap” as such term is defined in the Term Loan Credit Agreement, as in effect as of the date hereof.
Term Loan Indebtedness: shall have the meaning set forth in the Intercreditor Agreement.
Term Loan Lenders: means each of the lenders from time to time party under the Term Loan Credit Agreement.
Term Loans: has the meaning pursuant to the Term Loan Credit Agreement.
Total Assets: as of any date of determination, the total assets on a consolidated basis of the Company and the Subsidiaries as at the end of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 10.1.2(b) as shown on such financial statements in accordance with GAAP.
Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in Trademarks, as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time.
Trademarks: as defined in the definition of “Intellectual Property”.
Trade Secrets: as defined in the definition of “Intellectual Property”.
Tranche A Accounts Formula Amount: 85% of the Value of Eligible Accounts.
Tranche A Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Tranche A Revolver Commitments, minus the LC Reserve; or (b) the sum of the Tranche A Accounts Formula Amount, plus the Tranche A Inventory Formula Amount.

Tranche A Increased Amount Date: as defined in Section 2.1.7.
Tranche A Inventory Formula Amount: the sum of (A) the lesser of (1) 65% of the Value of Eligible Finished Goods Inventory and (2) 85% of the NOLV Percentage of the Eligible Finished Goods Inventory; plus (B) the lesser of (1) 65% of the Value of Eligible Raw Materials Inventory and (2) 85% of the NOLV Percentage of Eligible Raw Materials Inventory; plus (C) the lesser of (i) 50% of the Value of Work-In-Progress Inventory and (ii) 85% of the NOLV Percentage of Work-In-Progress Inventory.
Tranche A Revolver Commitment: for any Lender, its obligation to make Tranche A Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1 (subject to any increase permitted pursuant to Section 2.1.7), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Tranche A Revolver Commitments” means the aggregate amount of such commitments of all Tranche A Revolver Lenders.
Tranche A Revolver Lenders: as of any date of determination, Lenders having a Tranche A Revolver Commitment or holding a Tranche A Revolver Loan.
Tranche A Revolver Loan: a loan made pursuant to Section 2.1.1(a), and any Swingline Loan, Overadvance Loan or Protective Advance that consists of Tranche A Revolver Loans in accordance with Section 2.1.6.
Tranche A Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A-1, which shall be in the amount of such Lender’s Tranche A Revolver Commitment and shall evidence the Tranche A Revolver Loans made by such Lender.
Tranche B Accounts Formula Amount: the Percentage Factor times the Value of Eligible Accounts. The “Percentage Factor” for purposes of this definition shall initially be 5% and shall be reduced by 1/24th on the first Business Day following the end of the twelfth full calendar month after the Amendment No. 1 Effective Date and on the first Business Day following the end of every succeeding calendar month thereafter.

Tranche B Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Tranche B Revolver Commitments; or (b) the sum of the Tranche B Accounts Formula Amount plus the Tranche B Inventory Formula Amount.
Tranche B Inventory Formula Amount: the sum of (i) the Percentage Factor times (A) the lesser of (1) 65% of the Value of Eligible Finished Goods Inventory and (2) 85% of the NOLV Percentage of the Eligible Finished Goods Inventory; plus (ii) the Percentage Factor times (B) the lesser of (1) 65% of the Value of Eligible Raw Materials Inventory and (2) 85% of the NOLV Percentage of Eligible Raw Materials Inventory; plus (iii) the Percentage Factor times (C) the lesser of (i) 50% of the Value of Work-In-Progress Inventory and (ii) 85% of the NOLV Percentage of Work-In-Progress Inventory. The “Percentage Factor” for purposes of this definition shall initially be 10% and shall be reduced by 1/24th on the first Business Day following the end of the twelfth full calendar month after the Amendment No. 1 Effective Date and on the first Business Day following the end of every succeeding calendar month thereafter.
Tranche B Maximum Amount: as of any date of determination, an amount equal to the lesser of (i) the Tranche B Revolver Commitments of all Tranche B Revolver Lenders on such date and (ii) the Aggregate Borrowing Base on such date minus the Tranche A Borrowing Base on such date.
Tranche B Revolver Commitment: for any Lender, its obligation to make Tranche B Revolver Loans up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Tranche B Revolver Commitments” means the aggregate amount of such commitments of all Tranche B Revolver Lenders. For the avoidance of doubt, the Tranche B Revolver Commitment of each Lender will be reduced by 1/24th on the first Business Day following the end of the twelfth full calendar month after the Amendment No. 1 Effective Date and on the first Business Day following the end of every succeeding calendar month thereafter.
Tranche B Revolver Lenders: as of any date of determination, Lenders having a Tranche B Revolver Commitment or holding a Tranche B Revolver Loan.

Tranche B Revolver Loan: a loan made pursuant to Section 2.1.1(b), and any Protective Advance that consists of Tranche B Revolver Loans in accordance with Section 2.1.6.
Tranche B Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A-2, which shall be in the amount of such Lender’s Tranche B Revolver Commitment and shall evidence the Tranche B Revolver Loans made by such Lender.
Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
Type: any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.
UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code as in effect in such jurisdiction.
UK Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.
Unpaid Sum: any sum due and payable but unpaid by a Borrower under this Agreement.
Upstream Payment: a pro rata Distribution by a Subsidiary of a Borrower to such Subsidiary’s direct equity holders.
Unused Balance: as defined in Section 3.2.1.
U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).
Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, firstout basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.
Voting Stock: for any Person, all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
Weighted Average Life to Maturity: when applied to any Debt at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of ~~the applicable~~such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
b..Accounting Terms.
Under the Loan Documents (except as otherwise specified herein or therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Effective Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.
Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Transaction, be calculated on a Pro Forma Basis.
If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower Agent or the Required Lenders shall so request, Agent, Lenders and Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower Agent shall provide to Agent and Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. It is agreed that a change in GAAP contemplated above shall include the International Financial Reporting Standards, or certain of the standards contained therein, becoming the required methodology of financial reporting. Notwithstanding the foregoing the implementation following the Effective Date of any changes in GAAP that would require a lease to be capitalized shall be disregarded for purposes of any financial ratio or limitation in this Agreement.
c..Uniform Commercial Code.
As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”
d..Certain Matters of Construction.
The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, amendments and restatements, refinancings, replacements, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean times of day at Agent’s notice address under Section 15.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars. Unless the context otherwise requires, all determinations (including calculations of Tranche A Borrowing Base, Tranche B Borrowing Base and Aggregate Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Tranche A Borrowing Base, Tranche B Borrowing Base and Aggregate Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, including references to “knowledge of any Obligor”, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
e..Certifications.
All certifications to be made hereunder by an officer or representative of an Obligor shall be made by such person in his or her capacity solely as an officer or a representative of such Obligor, on such Obligor’s behalf and not in such person’s individual capacity.
f..Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
g..Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 2.CREDIT FACILITIES
a..Revolver Commitments.
i...Revolver Loans.
(u)Each Tranche A Revolver Lender agrees, severally on a Pro Rata basis up to its Tranche A Revolver Commitment, on the terms set forth herein, to make Tranche A Revolver Loans to Borrowers from time to time through the Commitment Termination Date, provided that no Tranche A Revolver Loan (other than any Protective Advances or Overadvances or Tranche A Revolver Loans deemed to have been made pursuant to Section 2.3.2 and except as set forth in Section 4.1.3(b)) shall be made pursuant to this Section 2.1.1(a) at any time when the outstanding principal amount of the Tranche B Revolver Loans is less than the Tranche B Maximum Amount. Tranche A Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Tranche A Revolver Lenders have any obligation to honor a request for a Tranche A Revolver Loan if (x) the unpaid balance of Tranche A Revolver Loans outstanding at such time (including the requested Loan) plus the aggregate outstanding principal amount of Swingline Loans plus the LC Outstandings at such time would exceed an amount equal to the Aggregate Borrowing Base minus the Tranche B Borrowing Base or (y) the sum of the unpaid balance of Tranche A Revolver Loans outstanding at such time (including the requested Loan) plus the aggregate outstanding principal amount of Swingline Loans plus the LC Outstandings at such time plus the unpaid balance of Tranche B Revolver Loans outstanding at such time would exceed the Aggregate Borrowing Base. For the avoidance of doubt, in no event shall the sum of the aggregate principal amount of Tranche A Revolver Loans, Tranche B Revolver Loans, Overadvances and Protective Advances exceed $90,000,000.
(v)Each Tranche B Revolver Lender agrees, severally on a Pro Rata basis up to its Tranche B Revolver Commitment, on the terms set forth herein, to make Tranche B Revolver Loans to Borrowers from time to time through the Commitment Termination Date. Tranche B Revolver Loans may be repaid and reborrowed as provided herein; provided that, prior to repaying any Tranche B Revolver Loan, except to the extent provided in the last sentence of Section 2.1.5, all outstanding Tranche A Revolver Loans shall have been repaid in full and all outstanding LC Obligations shall have been Cash Collateralized. In no event shall Tranche B Revolver Lenders have any obligation to honor a request for a Tranche B Revolver Loan if (x) the unpaid balance of Tranche B Revolver Loans outstanding at such time (including the requested Loan) would exceed an amount equal to the Aggregate Borrowing Base minus the Tranche A Borrowing Base or (y) the sum of the unpaid balance of Tranche B Revolver Loans outstanding at such time (including the requested Loan) plus the unpaid balance of Tranche A Revolver Loans outstanding at such time would exceed the Aggregate Borrowing Base.
ii...Revolver Notes and Denominations.
The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. Promptly following the request of any Tranche A Revolver Lender, Borrowers shall deliver a Tranche A Revolver Note to such Lender. Promptly following the request of any Tranche B Revolver Lender, Borrowers shall deliver a Tranche B Revolver Note to such Lender. Borrowings by a Borrower shall be denominated only in Dollars.
iii...Use of Proceeds.
The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt under the Second A&R Loan Agreement and the Indenture; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of Borrowers (including Capital Expenditures and the financing of Investments and Acquisitions permitted hereunder). Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the subject of any Sanction; or (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction.
iv...Voluntary Reduction or Termination of Revolver Commitments.
(w)The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 10 Business Days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Tranche A Revolver Commitments, the Tranche B Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable (unless given in connection with refinancing the Obligations). On the Commitment Termination Date, Borrowers shall make Full Payment of all Obligations.
(x)Borrowers may permanently reduce either the Tranche A Revolver Commitments or the Tranche B Revolver Commitments, in each case, on a Pro Rata basis for each Lender, upon at least 10 Business Days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given (unless given in connection with refinancing the Obligations). Each reduction shall be in a minimum amount of $10,000,000 in the case of the Tranche A Revolver Commitments and $2,000,000 in the case of Tranche B Revolver Commitments, and in each case, an increment of $1,000,000 in excess thereof; provided, that in no event shall such permanent reduction reduce the Revolver Commitments, in the aggregate, to an amount less than $20,000,000 (other than in connection with refinancing the Obligations).
v...Overadvances. If the aggregate Revolver Loans exceed the Aggregate Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Any payments received by Agent with respect to an Overadvance shall be applied first to all outstanding Tranche A Revolver Loans and then to all outstanding Tranche B Revolver Loans. Unless its authority has been revoked in writing by Required Lenders, Agent may require Tranche B Revolver Lenders and, if the outstanding principal amount of Tranche B Revolver Loans is greater than the Tranche B Maximum Amount, Tranche A Revolver Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance, when combined with all other Overadvances and Protective Advances, as applicable, is not known by Agent to exceed 10% of the Aggregate Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than 5% of the Aggregate Borrowing Base, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be made that would cause (i) the outstanding Tranche A Revolver Loans and LC Obligations of any Tranche A Revolver Lender to exceed its Tranche A Revolver Commitment, (ii) the outstanding Tranche B Revolver Loans of any Tranche B Revolver Lender to exceed its Tranche B Revolver Commitment or (iii) the outstanding Tranche A Revolver Loans, Tranche B Revolver Loans and LC Obligations to exceed the aggregate Revolver

Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms. Notwithstanding anything to the contrary set forth in this Section 2.1.5, if the aggregate Tranche B Revolver Loans exceed at any time (A) the Aggregate Borrowing Base minus Tranche A Borrowing Base or (B) the Tranche B Maximum Amount, the excess amount, on a Pro Rata basis for each Tranche B Revolver Lender, shall be automatically converted into an outstanding principal amount of the Tranche A Revolver Loan, on a Pro Rata basis for each Tranche A Revolver Lender.
vi...Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Loans (“Protective Advances”), up to an aggregate amount, when combined with all other Protective Advances and Overadvances outstanding at any time, not to exceed 10% of the Aggregate Borrowing Base; in each case, (1) if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations or (2) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis provided that such Revolver Loans shall be Tranche A Revolver Loans unless the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Revolver Loans shall be Tranche B Revolver Loans, and the remaining amount of such Revolver Loans shall be Tranche A Revolver Loans; provided further that, (i) the aggregate amount of outstanding Protective Advances constituting Tranche A Revolver Loans plus the outstanding principal amount of Tranche A Revolver Loans and LC Obligations of any Lender shall not exceed its Tranche A Revolver Commitment, (ii) the aggregate amount of outstanding Protective Advances constituting Tranche B Revolver Loans plus the outstanding principal amount of Tranche B Revolver Loans of any Lender shall not exceed its Tranche B Revolver Commitment and (iii) the outstanding principal amount of all Revolver Loans and LC Obligations shall not exceed the aggregate Revolver Commitments. Each Tranche A Revolver Lender or Tranche B Revolver Lender, as applicable, shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.
vii...Increase in Tranche A Revolver Commitments.
Borrowers may request an increase in Tranche A Revolver Commitments ~~from time to time~~at any time prior to, but not on or after, the Amendment No. 2 Effective Date upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Tranche A Revolver Commitments, except for a closing fee specified by Borrowers, (b) increases under this Section do not exceed $20,000,000 in the aggregate and no more than three (3) increases are made, (c) the requested increase does not breach any Subordinated Debt agreement, the Term Loan Credit Agreement or any other Term Loan Document or any other agreements, instruments or documents executed and/or delivered in connection with any of the foregoing and (d) after giving effect to the requested increase, the Revolver Commitments will constitute “ABL Facility Obligations” under the Intercreditor Agreement (or any similar agreement with respect to any Refinancing Debt). Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment; provided that Borrowers agree that no Lender shall have any obligation to commit to such increase. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Tranche A Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion with the consent of the Borrowers (such consent not to be unreasonably withheld), the increased Tranche A Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 60 days following Borrowers’ increase request. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent and Borrower deem appropriate to evidence the increase in and allocations of Tranche A Revolver Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Tranche A Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.
b..[Reserved].
c..Letter of Credit Facilities.
i...Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until 10 Business Days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:
(y)Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and a LC Application at least three Business Days (or such shorter time as agreed to by Issuing Bank) prior to the requested date of issuance; (ii) each LC Condition is satisfied or waived; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Defaulting Lender. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied or waived, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.
(z)Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower or a Subsidiary thereof incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.
(aa)Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.
(ab)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
ii...Reimbursement; Participations.
(ac)If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, within one Business Day of notice of such payment by the Issuing Bank (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the date such Letter of Credit is honored until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans that are Tranche A Revolver Loans in an amount necessary to pay all amounts due and owing to Issuing Bank on any Reimbursement Date and each Tranche A Revolver Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied or waived.
(ad)Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit; provided that, for the avoidance of doubt, no Lender shall be required to purchase in excess of its Revolver Commitment. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Tranche A Revolver Lenders and each Tranche A Revolver Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, Tranche A Revolver Lender’s Pro Rata share of such payment. Upon request by a Tranche A Revolver Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.
(ae)The obligation of each Tranche A Revolver Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
(af)No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any taking action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.
iii...Cash Collateral.
If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that, with respect to LC Obligations, Availability is less than zero, (c) after the Commitment Termination Date, or (d) on five Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the Stated Amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. Borrowers shall, promptly upon demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Tranche A Revolver Loans, the amount of the Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied) or waived. If Borrowers are required to provide any amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrowers promptly after all Events of Default have been cured or waived.
iv...Resignation of Issuing Bank. Issuing Bank may resign at any time upon 15 Business Days prior written notice to Agent and Borrowers. From the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers.
SECTION 3.INTEREST, FEES AND CHARGES
a..Interest.
i...Rates and Payment of Interest.
(ag)The Loans shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin, (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other overdue Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Tranche A Base Rate Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.
(ah)During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.
(ai)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until repaid by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each Fiscal Month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
ii...Application of LIBOR to Outstanding Loans.
(aj)Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.
(ak)Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent, as applicable, they shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Subject to Section 3.5 and Section 3.6, each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), whether such Loans are Tranche A Revolver Loans or Tranche B Revolver Loans and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.
iii...Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60 or 90 days; provided, however, that:
(al)the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;
(am)if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(an)no Interest Period shall extend beyond the Revolver Termination Date.
iv...Interest Rate Not Ascertainable. Subject to the provisions of Section 3.6, if, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan
b..Fees.
i...Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Tranche A Revolver Lenders (other than any Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche A Revolver Loan), a fee equal to ~~0.250~~0.350% per annum times the amount by which the Tranche A Revolver Commitments (other than Tranche A Revolver Commitments of a Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche A Revolver Loan) exceed the average daily balance of Tranche A Revolver Loans and Stated Amount of Letters of Credit during any Fiscal Quarter. In addition, Borrowers shall pay to Agent, for the Pro Rata benefit of Tranche B Revolver Lenders (other than any Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche B Revolver Loan), a fee equal to ~~0.250~~0.350% per annum times the amount by which the Tranche B Revolver Commitments (other than Tranche B Revolver Commitments of a Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche B Revolver Loan) exceed the average daily balance of Tranche B Revolver Loans during any Fiscal Quarter. Each such fee shall be payable in arrears, on the first day of each Fiscal Quarter and on the Commitment Termination Date
ii...LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders with Tranche A Revolver Commitments, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; (b) to Issuing Bank, for its own account, a fronting fee equal to .125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; and (c) to Issuing Bank, for its own account, all customary and reasonable charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred; provided that, for the purposes of calculating the fees in clauses (a) and (b) of this Section 3.2.2, Stated Amount shall not include any automatic increase provided by the terms of the Letter of Credit or related LC Documents. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum as provided in Section 3.1.1(b).
iii...Other Fees. Borrowers shall pay to Agent the fees described in the Fee Letter.

c..Computation of Interest, Fees, Yield Protection. All interest in respect of LIBOR Loans, as well as fees and other charges calculated on a per annum basis shall be computed for the actual days elapsed, based on a year of 360 days. Fees, interest and charges in respect of Base Rate Loans shall be calculated for the actual days elapsed, based on a year of 365 days (or 366 days as applicable) and shall be payable in Dollars. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate setting forth amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 Business Days following receipt of the certificate.
d..Reimbursement Obligations. Borrowers shall reimburse Agent and the Lenders for all Extraordinary Expenses promptly upon written request (including documentation reasonably supporting such request). Borrowers shall also reimburse Agent for all (a) reasonable out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) legal, accounting, appraisal, consulting and other fees, costs and expenses in connection with administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), all fees, costs and expenses in connection with each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting in any Borrower Materials or any Report), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and within two (2) Business Days of written notice from Agent the Borrowers shall pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. If, for any reason (including inaccurate reporting in any Borrower Materials or any Report), it is determined that a lower Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively (such retroactivity not to exceed 90 days from the date of such determination) and Agent shall establish a credit for Borrowers in an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid for such period to Lenders; provided that nonpayment of such amount by Borrowers as a result of any such inaccuracy shall not constitute a Default or Event of Default (whether retroactive or otherwise), and no such amount shall be deemed overdue (and no amount shall accrue interest at the applicable Default Rate), at any time prior to the third (3rd) Business Day following written notice thereof from Agent. All amounts payable by Borrowers under this Section shall be due and payable promptly following demand therefor.

e..Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder, to make, maintain, fund or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest based on LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to perform such obligations, to make, maintain or fund the Loan or participate in the Letter of Credit (or to charge interest or fees with respect thereto), or to continue or convert Loans as LIBOR Loans, shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Loan, Cash Collateralize the applicable LC Obligations or, if applicable, convert LIBOR Loan(s) of such Lender to Base Rate Loan(s), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the LIBOR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain the LIBOR Loan. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.
f..Inability to Determine Rates. If, due to any circumstance affecting the London interbank market, Agent determines, or the Borrower Agent or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a written copy to the Borrower Agent) that the Borrower Agent or the Required Lenders, as applicable, have determined, that:
a.adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
b.the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (the “Scheduled Unavailability Date”), or
c.syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice , as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any LIBOR Successor Rate, together with any proposed LIBOR Successor Rate

Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
(ao)If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBOR component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
(ap)Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than ~~zero~~1.00% for purposes of this Agreement.
g..Increased Costs; Capital Adequacy.
i...Increased Costs Generally. If any Change in Law shall:
(aq)impose modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;
(ar)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b), (c) or (d) of the definition of Excluded Taxes, or (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(as)impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations or Commitment;
and the result thereof shall be to increase the cost to a Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or converting to or continuing any interest option for a Loan, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, within 10 Business Days of receiving the request from such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.
ii...Capital Requirements. If any Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then within 10 Business Days of receiving the request from such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.
iii...Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
iv...LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.
h..Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall promptly following request therefor pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
i..Funding Losses. If for any reason (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.
j..Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 4.LOAN ADMINISTRATION
a..Manner of Borrowing and Funding Revolver Loans.
i...Notice of Borrowing.
(at)Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 12:00 noon Chicago time (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after 12:00 noon Chicago time shall be deemed received on the next Business Day. Subject to Section 3.5 and Section 3.6, each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is of Tranche A Revolver Loans or Tranche B Revolver Loans; provided that such Borrowing shall be Tranche A Revolver Loans unless the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the

Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Borrowing shall be Tranche B Revolver Loans, and the remaining amount (if any) of such Borrowing shall be Tranche A Revolver Loans, (D) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (E) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).
(au)Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Loans, on the due date, in the amount due; provided that such request for Revolver Loans shall be a request for Tranche A Revolver Loans unless the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Revolver Loans shall be a request for Tranche B Revolver Loans, and the remaining amount (if any) of such Revolver Loans shall be a request for Tranche A Revolver Loans. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against Borrower Agent’s primary disbursement account maintained with Agent or any of its Affiliates.
(av)If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Loans on the date of such presentation, in the amount of the check and items presented for payment, provided that such request for Revolver Loans shall be a request for Tranche A Revolver Loans unless the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Revolver Loans shall be a request for Tranche B Revolver Loans, and the remaining amount (if any) of such Revolver Loans shall be a request for Tranche A Revolver Loans. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.
ii...Fundings by Lenders. Each Tranche A Revolver Lender shall timely honor its Tranche A Revolver Commitment by funding its Pro Rata share of each Borrowing of Tranche A Revolver Loans that is properly requested hereunder. Each Tranche B Revolver Lender shall timely honor its Tranche B Revolver Commitment by funding its Pro Rata share of each Borrowing of Tranche B Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. Chicago time on the proposed funding date for Base Rate Loans or by 3:00 p.m. Chicago time, at least two Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. Chicago time on the requested funding date unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. Chicago time on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.
iii...Swingline Loans; Settlement.
(aw)Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount equal to 10% of the Revolver Commitments at such time, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan, for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.
(ax)To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders, provided that Swingline Loans shall be settled as Tranche A Revolver Loans. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied or waived. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then (i) each Tranche B Revolver Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan (in an aggregate principal amount not to exceed the aggregate amount of the Tranche B Revolver Commitments minus the outstanding principal amount of Tranche B Revolver Loans) and (ii) each Tranche A Revolver Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan to the extent not participated to the Tranche B Revolver Lenders pursuant to the foregoing clause (i) and, in each case, such Lenders shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.
iv...Notices. Each Borrower authorizes Agent and Lenders (and Agent and Lenders hereby agree) to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions to Agent. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither

Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.
b..Defaulting Lender. Notwithstanding anything herein to the contrary:
i...Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent shall reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares (provided that, no Tranche A Revolver Lender shall be reallocated any such amounts or be required to fund any amounts pursuant to such reallocation that would cause the sum of its outstanding Tranche A Revolver Loans and its participations in outstanding Letters of Credit to exceed its Tranche A Revolver Commitment, and no Tranche B Revolver Lender shall be reallocated any such amounts or be required to fund any amounts pursuant to such reallocation that would cause the sum of its Tranche B Revolver Loans to exceed its Tranche B Revolver Commitment). A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document until all of its defaulted obligations have been cured.
ii...Payments; Fees. Agent shall receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent shall use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Tranche A Revolving Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Tranche A Revolving Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated or cash collateralized.
iii...Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender. For the avoidance of doubt, Lenders and Agent agree that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured
c..Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $100,000 in excess thereof. No more than six Borrowings of LIBOR Loans may be outstanding at any time (or to the extent there has been an increase in the Revolver Commitments pursuant to Section 2.1.7, nine Borrowings), and all LIBOR Loans denominated in the same currency and having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.
d..Borrower Agent. Each Borrower hereby designates the Company (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrower Materials or Reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it, as though made by such Borrower.
e..One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers (unless otherwise expressly provided in any Loan Document) and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.
f..Effect of Termination. On the effective date of the termination of the Revolver Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Notwithstanding Full Payment of the Obligations, in the event Agent has incurred any damages as a result of the dishonor or return of Payment Items applied to Obligations, Agent’s Liens shall not be terminated until Agent receives (a) a written agreement, executed by Borrowers indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its Permitted Discretion, deems necessary to protect against any such damages. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 15.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity or waiver given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility. Upon Full Payment of the Obligations, except as set forth above, all Liens of the Agent securing the Obligations shall be automatically released and terminated. Agent shall, upon reasonable request by the Borrowers, execute and/or file such instruments, releases, UCC-3 filings and other documents as requested by the Borrowers to evidence such release, all at the sole expense of the Borrowers.
SECTION 5.PAYMENTS
a..General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon Chicago time on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Revolver Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.
b..Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium, provided that, except to the extent provided in the last sentence of Section 2.1.5, no prepayments of Tranche B Revolver Loans may be made unless all outstanding Tranche A Revolver Loans have been repaid in full and all outstanding LC Obligations have been Cash Collateralized. Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans or Cash Collateralize Letters of Credit in an amount sufficient to reduce Revolver Usage to the Aggregate Borrowing Base. If any Asset Disposition includes the disposition of Eligible Accounts or Eligible Inventory or any other ABL Facility First Lien Collateral, Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Aggregate Borrowing Base, upon giving effect to such disposition, shall be applied to prepay the Revolver Loans. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall repay the outstanding Revolver Loans pursuant to the terms of Section 2.1.5.
c..Repayment.
i...Mandatory Prepayments.
(ay)Within five Business Days of the receipt of any proceeds of insurance or condemnation awards paid in respect of any ABL Facility First Lien Collateral, Borrowers shall prepay Revolver Loans

d.first, to all principal amounts owing to Agent on Swingline Loans and Protective Advances;
e.second, to all principal amounts owing to Tranche A Revolver Lenders on Tranche A Revolver Loans; and
f.third, to all principal amounts owing to Tranche B Revolver Lenders on Tranche B Revolver Loans.
Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category;
(az)On the Commitment Termination Date, Borrowers shall prepay all Revolver Loans (unless sooner repaid hereunder).
d..Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.
e..Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
f..Allocation of Payments.
i...Allocations Generally. Absent an Event of Default, monies to be applied to Obligations from payments by Obligors shall be allocated as follows:
(ba)if a specific payment of principal, interest, fees or other sum payable under the Loan Documents, according to the instruction of Borrower Agent;
(bb)if a mandatory prepayment, according to Section 5.3.1; and
(bc)if any other amount, applied to the Obligations at the discretion of Agent.
ii...Post-Default Allocation. During an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(bd)first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;
(be)second, to all amounts owing to Agent on Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;
(bf)third, to all amounts owing to Issuing Bank on LC Obligations;
(bg)fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses on Tranche A Revolver Loans and Tranche A Revolver Commitments
(bh)fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations) on Tranche A Revolver Loans;
(bi)sixth, to Cash Collateralize all LC Obligations;
(bj)seventh, to all other Tranche A Revolver Loans, and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;
(bk)eighth, to all Obligations constituting fees on Tranche B Revolver Loans and Tranche A Revolver Commitments;
(bl)ninth, to all Obligations constituting interest on Tranche B Revolver Loans;
(bm)tenth, to all Tranche B Revolver Loans;
(bn)eleventh, to all other Secured Bank Product Obligations;
(bo)twelfth, all remaining Obligations; and
(bp)last, to the Borrower.
iii...Application of Amounts. Amounts shall be applied to each category of Obligations set forth in Section 5.6.2 until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver such calculation within five Business Days following request by Agent, Agent may assume such amount is zero. The allocations set forth in Section 5.6.2 are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. Section 5.6.2 is not for the benefit of or enforceable by any Borrower.

iv...Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
g..Application of Payments. During a Cash Dominion Trigger Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, subject to the proviso in Section 5.6.2 and provided that such amounts shall not be applied in repayment of Tranche B Revolver Loans unless all outstanding Tranche A Revolver Loans have been repaid in full and all outstanding LC Obligations have been Cash Collateralized.
h..Loan Account; Account Stated.
i...Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of each relevant Borrower for the account of the Obligations. Each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability with each other Borrower for the Obligations.
ii...Entries Binding. Entries made in the Loan Accounts shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Accounts are provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
i..Taxes.
i...Payments Free of Taxes; Obligation to Withhold; Tax Payment.
(bq)All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.

(br)If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall withhold or make such deductions as are determined by Agent to be required based upon the information and documentation it has received pursuant to Section 5.10 below, (ii) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (iii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(bs)If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor shall withhold or make such deductions as are determined by Agent or such Obligor to be required based upon the information and documentation it has received pursuant to Section 5.10 below, (ii) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (iii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
ii...Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.
iii...Tax Indemnification
(bt)Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.
(bu)Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.
iv...Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.
v...Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.
vi...Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.
j..Lender Tax Information.
i...Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.
ii...Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,
(bv)Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(bw)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:
(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(i)executed originals of IRS Form W-8ECI;
(ii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(iii)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(bx)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and
(by)if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.
iii...Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.
k..Nature and Extent of Each Borrower’s Liability.
i...Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations and that to the extent permitted by Applicable Law, such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code (or the equivalent in any applicable jurisdiction); (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise (or the equivalent in any applicable jurisdiction); (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise (or the equivalent in any applicable jurisdiction); or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.
ii...Waivers.
(bz)To the extent permitted by Applicable Law, each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. To the extent permitted by Applicable Law, each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by Applicable Law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(ca)Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives to the extent permitted by Applicable Law any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives to the extent permitted by Applicable Law all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
iii...Extent of Liability; Contribution.

(cb)Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.
(cc)If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(cd)Section 5.11.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their Permitted Discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.
(ce)Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.
iv...Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.
v...Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations, subject to Section 10.2.9.
SECTION 6.CONDITIONS PRECEDENT
a..Conditions Precedent to Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied or waived in writing by Agent and the Lenders:
(cf)This Agreement shall be executed by each Obligor party hereto, Agent and Lenders, and counterparts hereof as so executed shall have been delivered to Agent;
(cg)The Pledge Agreement, amendments to each of the Copyright Security Agreement, Patent Security Agreement, Trademark Security Agreement, and Deposit Account Control Agreements, in each case, shall be executed by each applicable Obligor and Agent, and counterparts thereof as so executed shall have been delivered to Agent;
(ch)Agent shall have entered into an Intercreditor Agreement with Borrowers and Term Loan Agent in form and substance reasonably satisfactory to Agent;
(ci)Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of Obligors certifying that, after giving effect to the initial Loans and transactions hereunder occurring on the Effective Date, (i) the Obligors (taken as a whole) are Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects as of the Effective Date, except to the extent such representations and warranties are made on and as of a specified date (and not required to be brought down to the Effective Date), in which case the same shall continue on the Effective Date to be true and correct as of the applicable specified date (or, in the event such representations and warranties are qualified by materiality or material adverse effect or language of similar import, such representations shall be true and correct in all respects as of the Effective Date);
(cj)Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) that the charter documents of each Obligor have not been amended or modified since the Second Restatement Effective Date, or if any such charter documents have been so amended or modified, Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization;
(ck)Agent shall have received good standing certificates, as applicable, for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification;
(cl)Agent shall have received final executed copies of the Term Loan Documents, and all related agreements, documents and instruments as in effect on the Effective Date all of which shall be reasonably satisfactory in form and substance to Agent and the transactions contemplated by such documentation shall be consummated prior or in simultaneously therewith the making of the initial Advance;
(cm)Agent shall have received evidence that (substantially contemporaneously with the Effective Date) the Indenture has been discharged in accordance with its terms accordance with the terms of the Indenture;
(cn)Agent shall have received a written opinion of (x) Gibson, Dunn & Crutcher LLP, (ii) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. and (iii) Ahlers & Cooney, P.C., all such opinions to be in form and substance reasonably satisfactory to Agent;
(co)Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Senior Officer of the Company, together with all attachments contemplated thereby; and
(cp)Borrowers have paid all reasonable and documented out-of-pocket fees and expenses of Agent and of legal counsel to Agent that have been invoiced on or prior to the Effective Date in connection with the preparation, negotiation, execution and delivery of this Agreement.
b..Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans or arrange for issuance of any Letters of Credit unless the following conditions are satisfied:
(cq)No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;
(cr)The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date, and, in each such case, shall be true and correct in all material respects as of such earlier date);
(cs)All conditions precedent in any other Loan Document shall be satisfied or waived; and

(ct)With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.
Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied or waived on the date of such request and on the date of such funding, issuance or grant.
SECTION 7.COLLATERAL
a..Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent for the benefit of Secured Parties (in such capacity, a collateral agent), a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:
(cu)all Accounts;
(cv)all Chattel Paper, including electronic chattel paper;
(cw)all Commercial Tort Claims listed on Schedule 7.1 (as amended from time to time);
(cx)all Deposit Accounts;
(cy)all Documents;
(cz)all General Intangibles, including Intellectual Property (excluding applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral and contracts that prohibit the granting of security interests or encumbrances);
(da)all Goods, including Inventory, Equipment and fixtures;
(db)all Instruments;
(dc)all Investment Property;
(dd)all Licenses;
(de)all Letter-of-Credit Rights;
(df)all Supporting Obligations;

(dg)all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;
(dh)all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
(di)all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
Notwithstanding the foregoing, in no event shall any of the following Property be subject to the grant of security pursuant to this Section 7.1 or otherwise constitute Collateral: (i) all motor vehicles and other assets subject to a certificate of title the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; (ii) any General Intangible or other rights arising under contracts, Instruments, licenses, license agreements (including Licenses) or other documents, and any joint venture or minority Equity Interests, in each case, to the extent (and only to the extent) that the grant of a security interest would (x) constitute a violation of a restriction (so long as such restriction is not entered into in contemplation of the grant by a Grantor of a security interest pursuant to this Agreement or, in the case of the Acquisition of any such Property after the date hereof, in contemplation of such Acquisition) in favor of a third party on such grant, unless and until any required consents shall have been obtained, (y) give any other party the right to terminate its obligations thereunder, or (z) violate any law, provided, however, that (1) any portion of any such General Intangible or other right or Equity Interests shall cease to be excluded pursuant to this clause (ii) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (ii) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right or Equity Interests, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC, (iii) Property (and proceeds thereof) owned by any Obligor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease permitted to be incurred pursuant to this Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease) validly prohibits the creation of any other Lien on such Property (and, in the case of Property hereafter acquired, so long as such prohibition was not entered into in contemplation of such acquisition); (iv) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral; (v) any property or assets to the extent that such grant of a security interest is prohibited by any Applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law; (vi) more than 65% of the Equity Interests of any Foreign Subsidiary or any Foreign Holding Company which represent Voting Stock to the extent a greater percentage would result in adverse tax consequences to the Company; (vii) all tax, payroll, employee benefit, fiduciary and trust accounts; (viii) accounts receivable and any assets related thereto owned by an Excluded Receivables Subsidiary or which the Company or its Subsidiaries have agreed to transfer to an Excluded Receivables Subsidiary; (ix) de minimus Equity Interests of any indirect Foreign Subsidiary or other foreign Person directly held by a Borrower or any Guarantor solely for the benefit of any Person other than any Borrower or any Guarantor; (x) cash collateral that is the subject of a deposit or pledge constituting a Permitted Lien, but only to the extent the agreements governing such deposit or pledge prohibit the existence of a Lien therein in favor of the Agent; (xi) Margin Stock; (xii) any interest in Real Estate; or (xiii) Property in circumstances where the Agent and the Company reasonably agree that the cost of obtaining or perfecting a security interest in such Property is excessive in relation to the benefit to the Lenders of the security to be afforded thereby (clauses (i) through (xiii) collectively, the “Excluded Collateral”). Furthermore, any assets or Property constituting “Excluded Collateral” are expressly excluded from each term used in the definition of Collateral (and any component definition thereof); provided, that in no event shall any Collateral that is also Eligible Inventory be considered “Excluded Collateral” for any purpose.
b..[RESERVED].
c..Lien on Deposit Accounts; Cash Collateral.

i...Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower that otherwise constitutes Collateral hereunder, including any sums in any blocked or lockbox account into which sums are swept. Each Borrower hereby authorizes and directs each bank or other depository that maintains an account for such Borrower to deliver to Agent, during any Cash Dominion Trigger Period (if so requested by Agent), on a daily basis, all balances in any Deposit Account (other than payroll, tax, petty cash, employee benefit and trust deposit accounts) maintained by such Borrower, for application to the Obligations, without inquiry into the authority and right of Agent to make such request.
ii...Cash Collateral. Any Cash Collateral shall be invested, at Borrower Agent’s election, in Cash Equivalents, and Agent shall have no responsibility for any investment or loss. Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral in Deposit Accounts to the payment of any Obligations in accordance with the provisions of Section 5.6, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations or such amounts are due to be returned to the Borrowers in accordance with the terms of this Agreement.
d..Real Estate Collateral.
i...Negative Pledge on Real Estate. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into or suffer to exist any agreement granting, creating or assuming any Lien upon any of its Real Estate, other than in respect of Permitted Liens.
e..Other Collateral.
i...Commercial Tort Claims. Concurrently with the delivery of each Compliance Certificate pursuant to Section 10.1.2(c), Borrowers shall notify Agent in writing of any Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000) that is held by any Borrower to the extent Agent was not previously notified about the existence of such Commercial Tort Claim and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien (subject to Permitted Liens) upon such claim.
ii...Certain After-Acquired Collateral. Concurrently with the delivery of each Compliance Certificate pursuant to Section 10.1.2(c), Borrowers shall promptly notify Agent in writing if, after the Effective Date, any Borrower obtains any interest in any Collateral consisting of Chattel Paper, Documents, Instruments, Investment Property or Letter-of-Credit Rights to the extent Agent was not previously notified about the existence of such Collateral, and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority (subject to Permitted Liens) Lien upon such Collateral (which is not yet subject to a Lien in favor of Agent), including using commercially reasonable efforts to obtain Lien Waivers; provided, that Borrowers shall notify Agent of the opening of any new Deposit Accounts and enter into control agreements within the time period and as required pursuant to Section 8.2.4 and Section 8.5. Concurrently with the delivery of each Compliance Certificate pursuant to Section 10.1.2(c), Borrower Agent shall notify Agent of any registrations or applications for registration of Intellectual Property (whether by application with the United States Patent and Trademark Office, the United States Copyright Office, or any equivalent thereof in any state of the United States or foreign jurisdiction, or acquisition of an Intellectual Property application or registration by purchase or assignment, or where a registration of a Trademark is issued hereafter to any Obligor resulting from a pending intent to use trademark application, or where registration of any Intellectual Property is issued hereafter to any Obligor as a result of any application now or hereafter pending to the extent a security interest is such application has not already been granted to or recorded on behalf of the Agent (collectively, “After-Acquired Intellectual Property”)) since the last day of the previous Fiscal Quarter to the extent Agent was not previously notified about the existence of such Intellectual Property, including the owner of such Intellectual Property and a detailed description thereof. At the time of notification of After-Acquired Intellectual Property, each relevant Obligor shall deliver to the Agent, at such Obligor’s expense, a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as applicable, covering such After-Acquired Intellectual Property, for recording with the United States Patent and Trademark Office or United States Copyright Office, as applicable. If any Inventory constituting Collateral (other than (i) Property in transit among locations of Borrowers, (ii) Inventory out for processing, and (iii) Property out for repair or refurbishment or Property in the possession of employees in the Ordinary Course of Business), is in the possession of a third party, at Agent’s request, Borrowers shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent. Agent acknowledges that, as of the Effective Date, no actions are required to have been taken pursuant to this Section 7.5.2.
f..No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.
g..Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly following written request, Borrowers shall deliver such instruments, collateral assignments, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower and Guarantor authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower or Guarantor, as applicable, or words to similar effect. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the Obligors shall not be required (i) to execute and deliver any document or instrument governed by any law other than the laws of the United States or a political subdivision thereof, (ii) with respect to any interests in Intellectual Property of the Obligors, to file or record in favor of the Agent any agreement, notice or instrument with any office other than the United States Patent and Trademark Office, the United States Copyright Office, or any applicable office of a political subdivision of the United States, and (iii) to grant or perfect any Lien in any interests in the Real Estate or in any aircraft.

h..Foreign Subsidiary Stock. The Collateral shall include only 65% of the Voting Stock of any Foreign Subsidiary to the extent such Voting Stock secures any Obligation.
SECTION 8.COLLATERAL ADMINISTRATION
a..Borrowing Base Certificates. By the 20th day after the last day of each prior Fiscal Month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business on the last day of the previous month. If at any time, Availability is less than $10,000,000 on each day for five consecutive Business Days, until such time as Availability has been greater than $10,000,000 on each day for more than 30 consecutive days, by the third Business Day of each week thereafter, Borrowers shall deliver an additional report, in form and substance reasonably acceptable to Agent, reflecting Borrowers’ updated gross accounts receivable, prepared as of the close of business on the last day of the prior week. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation in its Permitted Discretion (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.
b..Administration of Accounts.
i...Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may reasonably request. Each Borrower shall also provide to Agent, on or before the 20th day after the last day of each prior Fiscal Month, a detailed aged trial balance of all Accounts as of the end of the preceding Fiscal Month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date. With respect to any item delivered pursuant to this Section 8.2.1, each Borrower shall also provide to Agent such additional documentation showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information on such periodic basis as Agent may request. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts and any Revolving Loans are outstanding, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.
ii...Taxes. If an Account of any Borrower includes a charge for any Taxes then due, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.
iii...Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
iv...Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. Borrowers shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Cash Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving or subordinating offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Cash Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America, provided, however, that Borrowers may maintain a balance of no more than $500,000 at any time in its master disbursement account. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
v...Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account. Notwithstanding anything to the contrary contained herein, the Obligors shall be entitled to maintain amounts of cash and Cash Equivalents in petty cash (in an aggregate amount for all such accounts not to exceed $500,000), trust, tax, employee benefit and payroll accounts which are not Dominion Accounts.
c..Administration of Inventory.
i...Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may reasonably request. Each Borrower shall conduct a physical inventory in time and manner consistent with such Borrower’s past practices (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count, provided that Agent shall be reimbursed for its participation only in connection with inspections in accordance with Section 10.1.1.
ii...Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Overadvance exists or would result therefrom; (c) to the extent that any Revolving Loans are outstanding, Agent is promptly notified if the aggregate Value of all Inventory returned in any Fiscal Month exceeds $2,000,000; and (d) any net cash payment for such proceeds received by a Borrower for a return is promptly remitted to Agent for application to the Obligations without a corresponding commitment reduction.
iii...Acquisition, Sale and Maintenance. Each Borrower shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA, in each case except to the extent failure to comply with any Applicable Law could not reasonably be expected to result in a Material Adverse Effect. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory, except in the Ordinary Course of Business. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity in all material respects with all Applicable Law and shall make current rent payments (within applicable grace periods provided for in leases) at all location where any material portion of the Collateral is located.
d..Administration of Equipment.
i...Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quantity, cost, acquisitions and dispositions thereof.
ii...Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than in connection with a Permitted Asset Disposition.
iii...Condition of Equipment. The Equipment is in satisfactory operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear, tear, casualty and condemnation excepted.
e..Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts as of the Effective Date. Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes, taxes, employee benefits, fiduciary or trust accounts or an account containing not more than $10,000 at any time (other than petty cash accounts in an aggregate amount for all such accounts not to exceed $200,000)). Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than (i) Agent, (ii) Term Loan Agent on a second priority basis, and (iii) the depositary bank maintaining the account for the applicable Borrower) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account.
f..General Provisions.
i...Location of Inventory. All Inventory constituting Collateral, other than Inventory (i) in transit, (ii) Inventory out for processing, or (iii) out for repair, refurbishment, processing, or in the possession of employees in the Ordinary Course of Business, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1 (as amended from time to time) except that Borrowers may (a) make sales or other dispositions of Inventory in accordance with

Section 10.2.7, (b) move Inventory to any location in the United States, and (c) move Inventory in the Ordinary Course of Business.
ii...Insurance of Collateral; Condemnation Proceeds.
(dj)Each Borrower shall maintain insurance with respect to the Collateral and the Properties and businesses of the Company and its Subsidiaries, in each case, with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrowers. From time to time upon Agent’s reasonable request, Borrowers shall promptly deliver to Agent the certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include endorsements reasonably satisfactory to Agent (i) showing Agent as additional insured or lender loss payee; (ii) to the extent available requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) to the extent available specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance required by this Section, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent to the extent required by Section 5.3.1(a). If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims, in any case subject to the Intercreditor Agreement.
(dk)Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance or business interruption insurance) relating to any Collateral and any awards arising from condemnation of any Collateral shall be applied to the extent required by, and otherwise in accordance with, Section 5.3.1(a).
iii...Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.
iv...Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens and other claims or demands permitted to exist hereunder.
g..Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 8.7. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(dl)Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control in accordance with the terms of the Loan Documents; and
(dm)During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document including, without limitation, in respect of any assignment of Intellectual Property; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) to the extent a Borrower has rights sufficient to allow Agent to do so, use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.
SECTION 9.REPRESENTATIONS AND WARRANTIES
a..General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Loans and Letters of Credit, each Borrower represents and warrants that:
i...Organization and Qualification. Each Obligor is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing (if applicable) as a foreign corporation or company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.
ii...Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law, Material Contract or Restrictive Agreement, including the Term Loan Documents, except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

iii...Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) with respect to enforceability against Foreign Subsidiaries or under foreign laws, the effect of foreign laws, rules and regulation as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Debt owed by Foreign Subsidiaries.
iv...Capital Structure. Schedule 9.1.4 shows, for each Obligor, its name, its jurisdiction of organization, its authorized and issued Equity Interests, (except in the case of the Company) the holders of its Equity Interests, and (to the extent an Obligor is a party thereto) all agreements binding on such holders with respect to their Equity Interests as of the Effective Date. Except as disclosed on Schedule 9.1.4, in the five years preceding the Effective Date, no Obligor has acquired any substantial assets outside the Ordinary Course of Business from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and other Permitted Liens, and all such Equity Interests are duly issued, (and in the case of any Subsidiary that is a United States corporation) fully paid and non-assessable to the extent applicable. Except as set forth on Schedule 9.1.4, as of the Effective Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Subsidiary.
v...Title to Properties; Priority of Liens. Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good and marketable title to all of its material personal Property, including all such Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes. To the extent required by the Loan Documents, all Liens of Agent in the Collateral are duly perfected, valid and enforceable first priority Liens (subject to the terms of the Intercreditor Agreement), subject only to Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes (provided, however, that for registered United States copyrights, the security interest will be perfected upon filing, to the extent perfection of a security interest can be accomplished by such a filing, of the Copyright Security Agreement with the United States Copyright Office) and such perfected security interest is to such extent enforceable as such against any and all creditors of and purchasers from Obligors in the United States.
vi...Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:
(dn)it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(do)it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(dp)it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;
(dq)it is absolutely owing by the Account Debtor, without contingency in any respect;
(dr)no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(ds)no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected in Borrowers’ records related thereto and in the reports submitted to Agent hereunder; and
(dt)to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
vii...Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated, subject to, in the case of monthly or quarterly balance sheets and related statements, the absence of footnotes and year end audit adjustments. All projections delivered by the Obligors to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being acknowledged, and agreed by Lenders, however, that projections as to future events are not viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results and that the differences may be material. Since December 31, 2016, there has been no change in the condition (financial or otherwise) of the Obligors, taken as a whole, that could reasonably be expected to have a Material Adverse Effect. The Obligors and their Subsidiaries, taken as a whole, are Solvent.
viii...Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

ix...Taxes. Each Borrower and Subsidiary has filed all federal, state, national, regional, provincial and material local tax returns and other material reports and all other tax returns and reports and all state and foreign income reports and declarations required by any jurisdiction to which any of them is subject that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.
x...Reserved.
xi...Intellectual Property. Each Obligor owns or otherwise has the lawful right to use all Intellectual Property used in the conduct of its business except to the extent that any failure to own or have such rights to use any Intellectual Property would not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Obligor or any of their Property that could reasonably be expected to have a Material Adverse Effect. All Intellectual Property registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction, that is owned by any Obligor as of the Effective Date is shown on Schedule 9.1.11.
xii...Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except to the extent the failure to have such Governmental Approval, to be in compliance therewith or otherwise to be in good standing in respect thereof would not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where the failure to possess any such effective license, permit or certificate, or any noncompliance therewith, could not reasonably be expected to have a Material Adverse Effect.
xiii...Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law which could reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.
xiv...Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, as of the Effective Date, no Obligor’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action of a material nature is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor has received any Environmental Notice which would reasonably be expected to result in a material liability to Borrowers. No Obligor has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it where such liability could reasonably be expected to result in a Material Adverse Effect.
xv...Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15 as of the date hereof or as otherwise permitted pursuant to Section 10.2.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.
xvi...Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect.
xvii...No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default (after giving effect to any cure or grace period and waivers or amendments thereof), under any Material Contract or any Restrictive Agreement that (in the case of any Restrictive Agreement) could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
xviii...ERISA.
(du)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or prototype opinion from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(dv)There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(dw)No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA

Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(dx)Except as disclosed on Schedule 9.1.18 or as could not reasonably be expected to have a Material Adverse Effect, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
xix...Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, that could reasonably be expected to result in a Material Adverse Effect.
xx...Labor Relations. Except as described on Schedule 9.1.20, as of the Effective Date no Obligor is party to or bound by any collective bargaining agreement, or material management agreement or consulting agreement. Except as described on Schedule 9.1.20, as of the date hereof there are no material grievances, disputes or controversies with any union or other organization of any Obligor’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
xxi...Reserved.
xxii...Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
xxiii...Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors, except to the extent in compliance with Regulations T, U or X of the Board of Governors.
xxiv...OFAC. No Borrower or Subsidiary, nor to the knowledge of any Borrower or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.
xxv...Anti-Corruption Laws. The Company and each Subsidiary and their respective directors, officers and employees and, to the knowledge of the Company, the agents of the Company and the Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law in all material respects. The Obligors have instituted and maintain policies and procedures designed to promote and achieve continued compliance with such laws.
xxvi...Delivery of Term Loan Documents. Agent has received complete copies of the Term Loan Credit Agreement and each “Security Document” (as such term, or any analogous term, is defined in the Term Loan Credit Agreement) and all material amendments thereto, other than such documents as are the subject of a customary confidentiality undertaking (it being understood that if any information is withheld in reliance on the foregoing exception, the Company shall advise the Agent of such fact and the Company or any of the Obligors shall, following a reasonable request from the Agent or a Lender, use commercially reasonable efforts to furnish the relevant information by alternative means that would not violate the relevant obligation of confidentiality, including by requesting consent from the applicable counterparty to disclose such information). None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except in accordance with the Intercreditor Agreement.
xxvii...Insurance. The Properties and businesses of the Company and the Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operate. All such insurance policies are in full force and effect, all premiums have been duly paid and none of the Company or the Subsidiaries has received a written notice of violation or cancelation thereof.
xxviii...EEA Financial Institutions. No Borrower is an EEA Financial Institution.
xxix...Use of Proceeds. The proceeds of the Loans shall be used only in accordance with Section 2.1.3.
b..Complete Disclosure. No Loan Document (as amended, restated, amended and restated, supplemented, modified or updated as provided for herein) (including, without limitation, any financial statements delivered to Agent or Lenders at any time), other than (i) projections, budgets, estimates and other forward looking statements, and (ii) information of a general economic or general industry nature, contained, when delivered to Agent or Lenders and taken as a whole, any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of all of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto). There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

i...Beneficial Ownership Disclosure. As of the Amendment No. 1 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification (if any) provided on or prior to the Amendment No. 1 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION 10.COVENANTS AND CONTINUING AGREEMENTS
a..Affirmative Covenants. As long as any Revolver Commitments or Revolver Loans remain outstanding (other than contingent obligations or Letters of Credit collateralized in a manner reasonably acceptable to Issuing Bank), each Borrower shall, and shall cause each Subsidiary to:
i...Inspections; Appraisals.
(dy)Permit Agent from time to time, subject (except when an Event of Default exists) to reasonable prior notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records (other than information which is subject to attorney-client privilege or would result in a breach of a confidentiality obligation of the Obligors to any other Person), and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense; provided, however, the Obligors shall, absent a continuing Event of Default, be given the opportunity to be present at any communications with their accountants. Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them. Agent may allow Borrower Agent to receive copies of any appraisals.
(dz)Reimburse Agent for all reasonable charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, if the date of determination is not during an Accelerated Appraisal and Field Exam Period, up to one time per Loan Year and, if the date of determination is during an Accelerated Appraisal and Field Exam Period, up to two times per Loan Year, and (ii) appraisals of Inventory, if the date of determination is not during an Accelerated Appraisal and Field Exam Period, up to one time per calendar year and, if the date of determination is during an Accelerated Appraisal and Field Exam Period, up to two times per calendar year; provided, however, that if an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group. This Section 10.1.1 shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

ii...Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP in all material respects reflecting all financial transactions; and furnish to Agent and Lenders:
(ea)as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, other than any such qualification or exception that is expressly solely with respect to, or expressly resulting solely from, (x) an upcoming maturity date under any Debt occurring within one year from the time such report is delivered or (y) any potential inability to satisfy the financial covenants set forth in Section 10.3 on a future date or in a future period) by any independent certified public accountants of nationally recognized standing selected by Borrowers, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;
(eb)if the applicable fiscal period end is not during an Accelerated Financial Reporting Period, as soon as available, and in any event within 45 days after the end of each Fiscal Quarter (but within 60 days after the last Fiscal Quarter in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated basis for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer of the Company as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such Fiscal Quarter and period, subject to normal yearend adjustments and the absence of footnotes; and (ii) if the applicable fiscal period end is during an Accelerated Financial Reporting Period, as soon as available, and in any event within 30 days after the end of each Fiscal Month (but within 45 days after the last Fiscal Month in a Fiscal Quarter and 60 days after the last Fiscal Month in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Month and the related statements of income and cash flow for such Fiscal Month and for the portion of the Fiscal Year then elapsed, on consolidated basis for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer of the Company as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such Fiscal Month and period, subject to normal yearend adjustments and the absence of footnotes;
(ec)concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists a Compliance Certificate executed by a Senior Officer of the Company.
(ed)concurrently with delivery of financial statements under clause (a) above, copies of all management letters (if any) and other material reports submitted to Borrowers by their accountants in connection with such financial statements;
(ee)concurrently with delivery of financial statements under clause (b) above, at the end of any Fiscal Quarter, a written report satisfactory in form and scope to Agent, as to all Hedging Agreements entered into by any Borrower or Guarantor, including, without limitation, detailed calculations with respect to the conversion values of all currency exchange Hedging Agreements and such other items as Agent, in its sole discretion, may from time to time request;
(ef)not later than 30 days after the end of each Fiscal Year, projections of Company’s consolidated balance sheets, results of operations, cash flow, and Availability for the next Fiscal Year, quarter by quarter; and (ii) promptly upon availability, copies of the Company’s five-year strategic plan and any updates thereto;
(eg)promptly following Agent’s request, a summary listing of each Borrower’s trade payables, and a detailed trade payable aging, all in form satisfactory to Agent;
(eh)promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that the Company has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;
(ei)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with any Pension Plan, and promptly following Agent’s request, after the sending or filing thereof, copies of any annual report to be filed in connection with each other Plan or Foreign Plan;
(ej)to the extent not already provided, copies of all notices sent to the Term Lenders pursuant to the Term Loan Documents in respect of any default or other material event thereunder;
(ek)concurrently with delivery of financial statements under clause (a) above, a supplemental or updated Perfection Certificate;
(el)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(em)such other reports and information (financial or otherwise, including, without limitation, consolidating balance sheets, related statements of income, cash flow and shareholder’s equity, but excluding any information subject to the attorney-client privilege or other confidentiality arrangements with third parties) promptly following Agent’s request therefor from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.
Subject to the next succeeding sentence, information delivered pursuant to this Section 10.1.2 to Agent may be made available by Agent to Lenders by posting such information on the Platform. Information delivered pursuant to this Section 10.1.2 may also be delivered by electronic communication pursuant to procedures approved by Agent pursuant to Section 15.3 hereto. Information required to be delivered pursuant to this Section 10.1.2 (to the extent not made available as set forth above) shall be deemed to have been delivered to Agent on the date on which such information has been posted on (i) Company’s website on the Internet at http://www.cvgrp.com or (ii) are made available via EDGAR, or any successor system of the SEC, on the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or 8-K, as applicable. Information required to be delivered pursuant to this Section 10.1.2 shall be in a format which is suitable for transmission.
Unless (i) expressly marked by Borrowers as “PUBLIC” or (ii) copies of the Company’s public filings with the SEC, any notice or other communication delivered pursuant to this Section 10.1.2, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information.
iii...Notices. Notify Agent (for further distribution to Lenders) in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract that could reasonably be expected to have a Material Adverse Effect; (c) any default under or termination of a Material Contract, the Term Loan Credit Agreement or any other Term Loan Document, any Subordinated Debt, or any contract that relates to Debt (other than intercompany Debt) in any aggregate amount of $5,000,000 or more; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $2,500,000; (f) the assertion of any Intellectual Property Claim, that could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), that could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor that could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice that could reasonably be expected to have a Material Adverse Effect or materially impact the value of any Property of such Borrower; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (k) any change in the information provided in the Beneficial Ownership Certification (if any) delivered pursuant to the terms hereof that would result in a change to the list of beneficial owners identified in such certification.
iv...Landlord and Storage Agreements. Promptly following request Agent’s request therefor, provide Agent with copies of all agreements between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any material Collateral may be kept or that otherwise may possess or handle any material Collateral.

v...Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Law (in all material respects), and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Law Laws, which shall not be subject to the “Material Adverse Effect” qualification in this sentence) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of the Company or any Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority, if, as required by Environmental Law or necessary to preserve the value as a whole of such Properties.
vi...Taxes. Pay and discharge all Taxes on or prior to the date which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
vii...Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance, with financially sound and reputable insurance companies, with respect to the Properties and business of Borrowers and Subsidiaries of such type, in such amounts, and with such coverages and deductibles as required pursuant to Section 8.6.2.
viii...Licenses. Keep each License materially affecting any Collateral (including the manufacture, distribution or disposition of Inventory) in full force and effect except (i) to the extent not otherwise required herein, (ii) for any Permitted Asset Disposition or (iii) to the extent any failure to so maintain such License would not reasonably be expected to result in a Material Adverse Effect.
ix...Future Subsidiaries. (a) Notify Agent within five Business Days (or such later date as agreed to by Agent) of any Person becoming a Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Division Successor) and cause such Subsidiary (other than an Excluded Subsidiary) within 30 days of such notice being delivered to Agent (or such longer period as the Agent may reasonably agree) to guaranty the Obligations and to execute and deliver such documents (including with respect to any and all applicable “know your customer” requirements, which information shall be delivered to Agent and the Lenders prior to such Subsidiary being joined as a party hereto), instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets (other than Excluded Assets) of such Person, including delivery of a Perfection Certificate, and such legal opinions, each in form and substance reasonably satisfactory to Agent, as it shall deem appropriate. If at any time any Subsidiary that is an Excluded Subsidiary as of the Effective Date, shall cease to be an Excluded Subsidiary, such Subsidiary shall be required, no later than 30 days after the delivery of the financial statements pursuant to Section 10.1.2(b) hereof reflecting such occurrence, to guaranty the Obligations in accordance with this Section 10.1.
(b)Upon the acquisition of any property (other than Excluded Collateral) by a Borrower (including, without limitation, any acquisition pursuant to a Division) , which property, in the reasonable judgment of the Agent, is not already subject to a perfected Lien in favor of the Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of this Agreement or the other Security Documents), the Borrowers shall, in each case at the Borrowers’ expense, execute and deliver any and all further instruments and documents and take all such other action as the Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving Liens over, such property (including, without limitation, supplements to the Security Documents and other security agreements), in each case, subject to the terms and conditions otherwise set forth in the Loan Documents with respect to any class of Collateral
x...Anti-Corruption Laws. Maintain in effect policies and procedures designed to promote compliance by the Borrower, the Subsidiaries, and their respective directors, officers, employees, and agents with the FCPA and any other applicable anti-corruption laws.
xi...Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
xii...Further Assurances. Promptly upon request by the Agent, or any Lender through the Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, certificates, assurances and other instruments as the Agent, or any Lender through the Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject the Company’s or any Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by this Agreement or the other Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of this Agreement and any of the other Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Company or Subsidiary is or is to be a party.
xiii...Use of Proceeds. Use the proceeds of the Loans only in accordance with Section 2.1.3.
xiv...Intellectual Property.
(a)Process all documents reasonably required to maintain all registrations and applications for registration of all of each Obligor’s Intellectual Property, including but not limited to (a) the prompt filing of affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Trademarks, (b) the timely payment of all fees and disbursements in connection therewith as well as any post-issuance fees due in connection with Patents, and (c) refraining from the abandonment of any filing of affidavit of use or any application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Agent (other than with respect to registrations and applications deemed by such Obligor in its reasonable business judgment to be no longer prudent to pursue).
(b)Diligently prosecute all applications for registrations of Intellectual Property listed on Schedule 9.1.11, in each case for such Obligor, and not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Agent (other than applications that are deemed by such Obligor in its reasonable business judgment to be no longer prudent to pursue).
xv...Post Closing Covenants. Notwithstanding the conditions precedent set forth in Section 6.1, Borrower Agent has informed Agent and the Lenders that certain items required to be delivered to Agent or otherwise satisfied as conditions precedent to the effectiveness of this Agreement will not be delivered to Agent as of the date hereof. As an accommodation to Borrowers, Agent and the Lenders have agreed to make the Revolving Loans and Letters of Credit available under this Agreement notwithstanding that such conditions to closing have not been satisfied (but subject to the other conditions set forth herein). In consideration of such accommodation, Borrowers hereby agree to take, and cause each Subsidiary to take, each of the actions described on Schedule 10.1.15 attached hereto, in each case in the manner and by the dates set forth thereon, or such later dates as may be agreed to by Agent, in its sole discretion.
b..Negative Covenants. As long as any Revolver Commitments or Obligations are outstanding (other than contingent obligations or Letters of Credit collateralized in a manner reasonably acceptable to the Issuing Bank), each Borrower shall not, and shall cause each Subsidiary not to:
i...Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(c)the Obligations;
(d)Subordinated Debt;
(e)Permitted Purchase Money Debt incurred (i) prior to the Amendment No. 2 Effective Date and (ii) to the extent incurred thereafter, in an aggregate amount outstanding not to exceed $100,000 ;
(f)Borrowed Money and other Debt (other than the Obligations and Subordinated Debt), but only to the extent identified on Schedule 10.2.1;
(g)Secured Bank Product Obligations, together with all other obligations arising in connection with Bank Products entered into in the ordinary course of business,
(h)Permitted Contingent Obligations;
(i)Refinancing Debt as long as each Refinancing Condition is satisfied;
(j)Debt under any Hedging Agreement to the extent such Hedging Agreement is permitted by this Agreement;

(k)intercompany Debt to the extent permitted by Section 10.2.6, and (ii) intercompany Debt owed to an Obligor by an Excluded Receivables Subsidiary in connection with a sale of receivables to such Excluded Receivables Subsidiary pursuant to a Qualified Receivables Transaction;
(l)Debt in respect of workers’ compensation claims, self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, surety appeal or similar bonds and completion guarantees provided by an Obligor or Subsidiary in the Ordinary Course of its Business;
(m)Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.1.6;
(n)Debt consisting of incentive, non-compete, consulting, deferred compensation, or other similar arrangements entered in the Ordinary Course of Business;
(o)Debt in respect of netting services and overdraft protections or other cash management services in connection with deposit accounts and securities accounts, in each case in the Ordinary Course of Business;
(p)Debt incurred by Subsidiaries that are not Obligors in an amount not to exceed, at any time outstanding, the greater of (i) $25,000,000 and (ii) measured at the time of incurrence thereof, 10.0% of the portion of Total Assets attributable to all Subsidiaries that are not Obligors (prior to giving effect to any acquisition or Investment made or intended to be made using the proceeds of such Debt), and so long as (A) no Default or Event of Default exists or would result therefrom and (B) such Debt was incurred prior to the Amendment No. 2 Effective Date;
(q)[reserved];
(r)Contingent Obligations in respect of Debt otherwise permitted under Section 10.2.1 or in respect of obligations not constituting Debt that are permitted hereunder, in each case, subject, if applicable, to Section 10.2.6;
(s)Contingent Obligations of the Company and its Subsidiaries incurred in connection with the guaranty of Debt extended to a Foreign Subsidiary by Bank of America, N.A. or its Affiliates in an amount not to exceed $10,000,000 in the aggregate at any time unless otherwise approved by Agent in writing and only to the extent issued prior to the Amendment No. 2 Effective Date;
(t)Contingent Obligations of an Obligor in respect of Debt of another Obligor otherwise permitted under this Section 10.2.1 or in respect of other obligations of another Obligor permitted hereunder;
(u)Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;

(v)without duplication of any other Debt, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Debt permitted hereunder;
(w)Debt constituting any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest bearing basis and is paid within thirty days of the date such obligation becomes a liability on the balance sheet;
(x)Debt incurred by any Excluded Receivables Subsidiary in connection with any Qualified Receivables Transaction provided that the Debt is non-recourse to any Person other than the Excluded Receivables Subsidiary;
(y)Debt incurred pursuant to the Term Loan Documents in an aggregate principal amount not to exceed $175,000,000, plus the principal amount of each Incremental Term Loan in an aggregate amount not to exceed the Term Loan Incremental Cap (in each case, plus accrued interest), including any Refinancing Debt thereof, as permitted and in accordance with the terms of the Intercreditor Agreement;
(z)Debt incurred or assumed in connection with a Permitted Acquisition, so long as (i) the Fixed Charge Coverage Ratio is not less than 1.00 to 1.00 on a Pro Forma Basis and (ii) no Default or Event of Default exists or would result therefrom;
(aa)So long as incurred prior to the Amendment No. 2 Effective Date, additional Debt in an aggregate principal amount not to exceed $35,000,000; ~~and~~
(ab)Permitted Ratio Debt~~.~~; and
(ac)additional Debt in an aggregate principal amount not to exceed $15,000,000, so long as (i) such Debt is unsecured and (ii) such Debt is incurred after September 30, 2021.
ii...Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(ad)Liens created pursuant to any Loan Document;
(ae)Purchase Money Liens securing Permitted Purchase Money Debt incurred in reliance on Section 10.2.1(c);
(af)Liens for Taxes not yet delinquent or being Properly Contested;
(ag)contractual Liens and Liens imposed by law (other than Liens for Taxes or imposed under ERISA) such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet delinquent or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor;

(ah)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), surety, stay customs and appeal bonds, statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts;
(ai)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(aj)Liens arising by virtue of a judgment or judicial order to the extent such judgment does not constitute an Event of Default;
(ak)easements, rights-of-way, survey exceptions, title exceptions, restrictions, covenants or other agreements of record, minor defects or other irregularities in title and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not materially interfere with the Ordinary Course of Business;
(al)municipal and zoning ordinances, building and other land use laws imposed by any governmental authority which are not violated in any material respect by existing improvements or the present use of Property, or in the case of any Real Estate subject to a mortgage in favor of the Term Loan Agent, encumbrances disclosed in the title insurance policy issued to the Term Loan Agent;
(am)leases, subleases, licenses, sublicenses granted to others in the Ordinary Course of Business;
(an)any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Security Documents, including any interest of a bailor;
(ao)normal and customary rights of setoff upon deposits or securities in favor of depository institutions or brokerages, and Liens of a collecting bank on payment items in the course of collection, bankers’ Liens securing amounts owing to such bank with respect to overdrafts, cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall such Liens secure (either directly or indirectly) the repayment of any Debt (other than on account of such overdrafts, netting or cash management);
(ap)Liens on amounts payable under insurance policies, and deposits arising in the Ordinary Course of Business, in connection with the financing of insurance premiums;
(aq)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by such Person in the Ordinary Course of Business in accordance with the past practices of such Person;
(ar)Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary in existence at the time such Subsidiary or property is acquired pursuant to a Permitted Acquisition; provided that (x) any Debt that is secured by such Liens is permitted hereunder and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other property or assets of the Company or any Subsidiaries other than the property and assets subject to such Liens at the time of such Permitted Acquisition, together with any extensions, renewals and replacements of the foregoing, so long as the Debt secured by such Liens is permitted hereunder and such extension, renewal or replacement does not encumber any additional assets or properties of the Company or any Subsidiaries;
(as)security given to a public or private utility or any Governmental Authority as required in the Ordinary Course of Business;
(at)the filing of financing statements solely as a precautionary measure in connection with operating leases or consignments;
(au)Liens with respect to obligations that do not in the aggregate exceed $1,000,000 at any time outstanding; provided that no such Lien may be created from and after the Amendment No. 2 Effective Date;
(av)the replacement, extension or renewal of any Permitted Lien; provided, that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the date such Lien was incurred;
(aw)Liens granted by Subsidiaries that are not Obligors securing (i) Debt permitted to be incurred pursuant to Section 10.2.1(n), (q), (x) or (y) or (ii) any obligations not constituting Debt that are permitted hereunder;
(ax)existing Liens shown on Schedule 10.2.2;
(ay)Liens granted to the Term Loan Agent pursuant to the Term Loan Documents and any Refinancing Debt thereof, provided that the Agent, for the benefit of the Lenders, has a first priority Lien (subject to Permitted Liens) on the ABL Facility First Lien Collateral and a second priority Lien on the Term Loan First Lien Collateral as set forth and governed by the Intercreditor Agreement;
(az)Liens with respect to those Accounts and related rights and assets subject to purchase pursuant to any Qualified Receivables Transaction; and
(ba)Liens securing obligations in an aggregate principal amount not to exceed $10,000,000; provided, that, (i) in the event such Liens are granted in Collateral such Liens are junior in priority to the Liens granted to the Agent~~.~~ and (ii) no such Liens may be created from and after the Amendment No. 2 Effective Date.
iii...[RESERVED].
iv...Distributions; Upstream Payments. Make or declare any Distributions other than:
(bb)Upstream Payments;
(bc)dispositions by Obligors and Subsidiaries permitted hereunder;

(bd)the purchase, redemption or other acquisition of shares of Equity Interests of the Borrowers from employees, former employees, directors or former directors of the Borrowers (or permitted transferees of such employees, former employees, directors or former directors) following the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of any Borrower; provided, however, that on or after the Amendment No. 2 Effective Date, the aggregate amount of such Distributions (excluding amounts representing cancellation of Debt) shall not exceed $1,000,000 for the Fiscal Year ended December 31, 2020 or in any subsequent Fiscal Year; and
(be)~~(c)~~ any Distribution, so long as either (a) Availability, on a Pro Forma Basis after giving effect to such transaction, for each of the 30 days prior to and including the date such transaction is consummated, is at least the greater of (1) $12,500,000 and (2) twenty-five percent (25%) of the Revolver Commitments or (b) (1) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least 1.00 to 1.00 and (2) Availability, on a Pro Forma Basis after giving effect to such transaction, for each of the 30 days prior to and including the date such transaction is consummated, is at least the greater of (A) $7,500,000 and (B) fifteen percent (15%) of the Revolver Commitments~~.~~; provided that from and after the Amendment No. 2 Effective Date the aggregate amount of such Distributions shall not exceed $10,000,000.
v...[RESERVED].
vi...Restricted Investments. Make any Restricted Investment other than, so long as no Default or Event of Default exists or would result therefrom, Permitted Acquisitions.
vii...Disposition of Assets. Make any Asset Disposition, except Permitted Asset Dispositions.
viii...[RESERVED].
ix...Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to (A) any unsecured Borrowed Money or Subordinated Debt (the foregoing, “Junior Debt”), except (i) any scheduled payment, or other contractually required payment, as and when due and payable in accordance with the terms of the definitive documentation governing such Junior Debt (including any applicable subordination agreements), (ii) in connection with, and to the extent permitted hereby, any Refinancing Debt in connection with such Junior Debt and (iii) any other payments in respect of the Junior Debt so long as immediately before and after giving effect to any such payment, no Default or Event of Default shall have occurred and be continuing and either (a) Availability, on a Pro Forma Basis after giving effect to such prepayment, for each of the 30 days prior to and including the date such prepayment is made, is at least the greater of (x) $12,500,000 and (y) twenty-five percent (25%) of the Revolver Commitments or (b) (1) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least 1.00 to 1.00 and (2) Availability, on a Pro Forma Basis after giving effect to such prepayment, for each of the 30 days prior to and including the date such prepayment is made, is at least the greater of (x) $7,500,000 and (y) fifteen percent (15%) of the Revolver Commitments and (B) the Term Loans, other than (i) any scheduled payments as and when due and payable in accordance with the Term Loan Credit Agreement and reimbursement for fees and expenses, (ii) mandatory repayments as required by Section 5.3.1 of the Term Loan Credit Agreement and (iii) other payments in respect of the Term Loans, in each case, provided such payments are made in accordance with the terms of the Intercreditor Agreement; and provided however, that in the case of clause (B)(iii), (a) Availability, on a Pro Forma Basis after giving effect to such prepayment, for each of the 30 days prior to and including the date such prepayment is made, is at least the greater of (x) $12,500,000 and (y) twenty-five percent (25%) of the Revolver Commitments or (b) (1) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least 1.00 to 1.00 and (2) Availability, on a Pro Forma Basis after giving effect to such prepayment, for each of the 30 days prior to and including the date such prepayment is made, is at least the greater of (x) $7,500,000 and (y) fifteen percent (15%) of the Revolver Commitments. Notwithstanding the foregoing, Term Loan Indebtedness may only be refinanced in accordance with the terms of the Intercreditor Agreement.
x...Fundamental Changes. (a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself (unless, in the case of any liquidation, winding up or dissolution, the assets of such entity are transferred to its corporate parent), in each case including pursuant to a Division, whether in a single transaction or in a series of related transactions, except for mergers, consolidations, amalgamations or combinations of (i) a wholly-owned Domestic Subsidiary (or National Seating Company) with another wholly-owned Domestic Subsidiary (provided that if any such Subsidiary is an Obligor, the Obligor will be the surviving company) or into a Borrower, (ii) a Borrower with and into a Borrower, so long as, in the case of the Company, the Company is the surviving entity, or (iii) a non-Obligor Subsidiary with and into an Obligor or another non-Obligor Subsidiary, provided that if the transaction involves an Obligor, the Obligor will be the surviving company; or (b) in the case of any Obligor, unless 30 days’ advance written notice is given to Agent, (i) change its name as reflected in its Organic Documents, (ii) change its tax, charter or other organizational identification number, or (iii) change its form or state of jurisdiction of organization.
xi...Subsidiaries. Form or acquire any Subsidiary, except in accordance with Sections 10.1.9 or 10.2.6 and except for any Excluded Receivables Subsidiary, or permit any existing Subsidiary to issue any additional Equity Interests except pursuant to clause (m) or (u) of the definition of Permitted Asset Disposition.
xii...Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Effective Date to the extent such amendment, modification or change could reasonably be expected to result in a Material Adverse Effect.
xiii...Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.
xiv...Accounting Changes. Make any material change in accounting treatment or reporting practices, except as permitted by GAAP and in accordance with Section 1.2; or change its Fiscal Year without consent of Agent.
xv...Restrictive Agreements. Become a party to any Restrictive Agreement, except:

(bf)Restrictive Agreements relating to Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt;
(bg)Restrictive Agreements constituting customary restrictions on assignment, encumbrances or subletting in leases and other contracts;
(bh)Restrictive Agreements constituting customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 10.2.7 pending the consummation of such sale;
(bi)Restrictive Agreements in effect at the time such Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of such Borrower;
(bj)the documents described on Schedule 10.2.15;
(bk)the Term Loan Documents, each as amended, restated, supplemented or otherwise modified as permitted under the Intercreditor Agreement, including any Refinancing Debt thereof;
(bl)any agreements evidencing a Qualified Receivables Transaction; and
(bm)agreements related to Debt permitted under Section 10.2.1 so long as (in the case of Debt with an initial outstanding principal balance (or the establishment of revolving lending commitments) greater than $5,000,000) the Board of Directors in its reasonable and good faith judgment determines at the time such Debt is incurred (or revolving lending commitments established) that entering into the applicable Restrictive Agreement will not affect the ability of the Obligors to make payments on the Obligations.
xvi...Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
xvii...Conduct of Business. Engage in any business, other than its business as conducted on the Effective Date and any activities ancillary, incidental, complementary or reasonably related thereto.
xviii...Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except:
(bn)transactions contemplated or otherwise permitted by the Loan Documents;
(bo)payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.6;
(bp)payment of customary directors’ fees and indemnities;
(bq)transactions solely among (i) Obligors or (ii) non-Obligors;

(br)transactions with Affiliates that were consummated prior to the Effective Date, as shown on Schedule 10.2.18; and
(bs)transactions with Affiliates upon fair and reasonable terms no less favorable (taken as a whole) than could reasonably be obtained in a comparable arm’s-length transaction with a non-Affiliate.
xix...Plans. Become party to any (a) Multiemployer Plan or (b) Foreign Plan (which would reasonably be expected to result in a material liability to Borrowers), in each case other than (i) any in existence on the Effective Date, (ii) in connection with the consummation of a Permitted Acquisition, or (iii) as mandated by a government other than the United States for employees of any Obligor or Subsidiary in connection with the establishment of manufacturing facilities in jurisdictions in which the Obligors and their Subsidiaries do not operate manufacturing facilities on the Effective Date.
xx...[RESERVED.]
xxi...Amendments to Subordinated Debt or Term Loan Credit Agreement. Amend, supplement or otherwise modify (a) any document, instrument or agreement relating to any Subordinated Debt (other than intercompany Debt, to the extent permitted to be incurred hereunder and except for the provisions of any document, instrument or agreement relating to the subordination of such intercompany Debt), if such modification (i) increases the principal balance of such Debt (other than as a result of capitalization of fees and interest), or increases any required payment of principal or interest (other than as a result of capitalization of fees and interest), (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions, (iii) shortens the final maturity date or otherwise accelerates amortization, (iv) increases the interest rate, (v) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect (when taken as a whole) for any Obligor, or that is otherwise materially adverse to any Obligor or Lenders, or (vi) results in the Obligations not being fully benefited by the subordination provisions thereof; or (b) the Term Loan Credit Agreement or any related agreements, except as expressly permitted in the Intercreditor Agreement.
c..Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Borrowers shall:
i...Fixed Charge Coverage Ratio. During any Financial Covenant Trigger Period, maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 as of the last day of any Fiscal Quarter and determined for the period consisting of the most recent four Fiscal Quarters ended prior to the Financial Covenant Trigger Date.
SECTION 11.EVENTS OF DEFAULT; REMEDIES ON DEFAULT
a..Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(bt)a Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise); provided that, with respect to any non-payment (other than non-repayment of principal when due hereunder), such failure shall only constitute an Event of Default if it is not cured within three (3) Business Days of the due date thereof;
(bu)any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(bv)a Borrower breaches or fails to perform any covenant contained in Section 7.3, 8.1, 8.2.4, 8.6.2, 10.1.3(d), 10.2 or 10.3;
(bw)an Obligor breaches or fails to perform any covenant contained in any Loan Documents (other than as specified in clauses (a), (b) and (c) above), and such breach or failure is not cured within 30 days for any such breach or failure to perform any other covenant contained in any Loan Document, in each case after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner;
(bx)a Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent except for Collateral with a value not in excess of $1,000,000 at any time; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders or action or inaction by the Agent or as otherwise permitted hereunder);
(by)any breach or default (beyond the period of grace, if any, provided in the instrument or agreement under which the Debt was created) of an Obligor has occurred and is continuing under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;
(bz)an Event of Default (as defined in the Term Loan Credit Agreement) has occurred and is continuing under any Term Loan Document, which default shall not have been cured within any applicable grace period (or a period of time sufficient to permit the acceleration of the Term Loans) or waived by the lenders thereunder;
(ca)other than any judgment disclosed on Schedule 11.1 (to the extent the aggregate amount of any such judgment plus accrued interest thereon does not exceed $5,000,000), any final judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied final judgments or orders against all Obligors, $5,000,000 (net of any insurance coverage therefor not denied in writing by the insurer) and such final judgment(s) or order(s) shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;
(cb)the Obligors, taken as a whole, are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of their business;

there is a cessation of any material part of the Obligors’ business for a material period of time (other than as permitted hereunder); any material Collateral or Property of the Obligors, taken as a whole, is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs (except as otherwise permitted hereunder); or the Obligors, taken as a whole, are not Solvent;
(cc)an Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;
(cd)an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
(ce)an Obligor is convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) the forfeiture of any material Property or any material Collateral by an Obligor as a result of violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act); or
(cf)a Change of Control occurs.
b..Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(cg)declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;
(ch)terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Aggregate Borrowing Base;
(ci)require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an

Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); provided, that if Borrowers are required to provide an amount of cash collateral pursuant to this Section 11.2, such amount (to the extent not applied in accordance with Section 5.6) shall be returned to Borrowers within three Business Days after all Events of Default have been cured or waived; and
(cj)exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) subject to the terms of any Lease Agreement or Lease Waiver, as applicable, enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.
c..License. For the purpose of enabling Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under Section 11.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Borrower hereby grants to Agent a non-exclusive license (subject to the rights of third parties and to the extent not prohibited in the case of licensed in Intellectual Property and (i) in the case of trademarks, to sufficient rights to quality control and inspection in favor of Borrower to avoid the risk of invalidation of such trademarks, and (ii) in the case of trade secrets, to an obligation of Agent to take steps reasonable under the circumstances to keep trade secrets confidential to avoid the risk of invalidation of such trade secrets) to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.
d..Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency)(other than tax, payroll, trust or employee benefit accounts) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such

Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
e..Remedies Cumulative; No Waiver.
i...Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
ii...Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure by the Obligors to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
SECTION 12.AGENT
a..Appointment, Authority and Duties of Agent.
i...Appointment and Authority. Each Lender appoints and designates Bank of America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.
ii...Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.
iii...Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
iv...Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 15.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Revolver Commitment of one Lender without terminating the Revolver Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.
b..Agreements Regarding Collateral, Field Examination Reports and Borrower Materials.
i...Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over

Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; (d) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of Agent pursuant to the Security Documents; or (e) with the written consent of the Required Lenders. Lenders hereby authorize Agent to execute and deliver any instruments, documents and agreements necessary or desirable to evidence and confirm the release of any Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
ii...Possession of Collateral. Agent and Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.
iii...Reports. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time, except such system failures or access issues that arise as a result of Agent’s gross negligence or willful misconduct. Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report or any Borrower Material, and shall not be liable for any information contained in or omitted from any Report or Borrower Material; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report or any Borrower Material in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via Platform or otherwise.
c..Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting, except to the extent such delay is due to Agent’s gross negligence or willful misconduct.
d..Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations owing to such Lender or its Affiliates) under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding. Each Lender hereby irrevocably authorizes Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including pursuant to Sections 9-610 or 9-620 of the Bankruptcy Code, at any sale thereof conducted under the provisions thereof (including Section 363 of the Bankruptcy Code) or any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign) now or hereafter in effect, or at any sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law.
e..Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Agent. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.
f..Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT), EXCEPT WITH RESPECT TO

CLAIMS DIRECTLY AND SOLELY CAUSED BY AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.
g..Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents, Borrower Materials or Report; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
h..Successor Agent and Co-Agents.
i...Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and in each case (provided no Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 15.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.
ii...Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent; provided such collateral agent or co-collateral agent is reasonably acceptable to Borrowers (unless an Event of Default exists). If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
i..Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.
j..Replacement of Certain Lenders. If a Lender (a) is a Defaulting Lender, (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 10 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).
k..Remittance of Payments and Collections.
i...Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.
ii...Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.
iii...Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.
l..Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.
m..Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.
n..Secured Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 15.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.
o..No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person other than as set forth in Section 12.8. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.
p..Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment law or any other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 3.2, 3.4, 12.6 and 15.2) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.2, 3.4, 12.6 and 15.2.
q..Certain ERISA Matters
.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of t the Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 13.[RESERVED]
a..[RESERVED].
SECTION 14.BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS
a..Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 14.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
b..Participations.
i...Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Revolver Commitment for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders or Obligors shall not have any obligation or liability to any such Participant. Each Participant shall be entitled to the benefits of Sections 3.7, 3.9 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.3 (it being understood that the documentation required under Section 5.10 shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Section 3.8 as if it were an assignee under Section 14.3 and (B) shall not be entitled to receive any greater payment under Sections 3.7 or 5.10, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive.
ii...Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which (i) forgives principal (other than mandatory prepayments), interest or fees (other than wavier of default interest), (ii) reduces the stated interest rate or fees payable with respect to any Loan or Revolver Commitment in which such Participant has an interest (other than wavier of default interest), (iii) postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Revolver Commitment, or (iv) releases any Borrower, Guarantor or substantial portion of the Collateral (except as otherwise permitted herein).
iii...Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
iv...Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.
c..Assignments.
i...Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.
ii...Effect; Effective Date. Upon delivery to Agent of an assignment notice substantially in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 14.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder (provided that any liability of Borrowers to such assignee under Section 3.7, 3.8 and 5.9 shall be limited to the amount, if any, that would have been payable thereunder by Borrowers in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment). Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.
iii...Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.
iv...Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.
SECTION 15.MISCELLANEOUS
a..Consents, Amendments and Waivers.
i...Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of, and as directed by, the Required Lenders) and each Obligor party to such Loan Document; provided, however, that
(a)without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;
(b)without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;
(c)without the prior written consent of each affected Lender (including any such Lender that is a Defaulting Lender), no modification shall be effective that would (i) increase the Revolver Commitment of such Lender; or (ii) reduce the amount of, or waive any payment of, any principal, interest or fees payable to such Lender (other than waiver of default interest or waiver of any Default or Event of Default); and

(d)without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date or postpone any payment of, any principal, interest or fees payable to any Lender; (ii) alter Sections 5.6 or 15.1.1; (iii) amend the definitions of Tranche A Borrowing Base, Tranche B Borrowing Base or the Aggregate Borrowing Base (or any component definition thereof), Pro Rata or Required Lenders; (iv) increase any advance rate or increase total Revolver Commitments; (v) release all or substantially all of the Collateral; (vi) release Collateral with a book value greater than $10,000,000 during any calendar year, except as contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, other than as expressly permitted by this Agreement.
ii...Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification, amendment, supplement, extension or restatement of any other Loan Document. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.
iii...Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
iv...Technical Amendments. Notwithstanding anything to the contrary contained in Section 15.1, if Agent and Borrowers shall have jointly identified any error of a technical nature in any provision of the Loan Documents, then Agent and Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
b..Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee to the extent a Claim is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or a Claim solely among the Indemnitees.
c..Waiver of Consequential Damages, etc. To the fullest extent permitted by applicable law, each Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
d..Notices and Communications.
i...Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Effective Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.4. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.
ii...Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution and delivery of executed signature pages, matters permitted under Section 4.1.4 and such other communications as agreed by Agent. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.
iii...Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials to be provided by them, which notice may be communicated electronically in accordance with Section 15.4.2 and the Borrower Materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials, Reports and other information relating to this credit facility may be made available to Lenders on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform, except to the extent such errors, omissions or issues arise as a result of Agent’s gross negligence or willful misconduct. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY,

FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS, REPORTS OR THE PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. Agent, each Secured Party, each Obligor and each Lender acknowledge that (a) the information on the Platform may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with Applicable Law. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform or over the internet, except to the extent such losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arise as a result of Agent’s gross negligence or willful misconduct.
iv...Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.
v...Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.
e..Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, with, unless an Event of Default is continuing, five days prior notice to Borrower, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 15.5 shall be reimbursed to Agent by Borrowers, promptly following demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section 15.5 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

f..Credit Inquiries. Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.
g..Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
h..Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
i..Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.
j..Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, oral or written, among the parties relating to the subject matter hereof.
k..Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.
l..No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.
m..Process Agent. Without prejudice to any other mode of service allowed under any relevant law, each Borrower:
(i)irrevocably appoints National Registered Agents, Inc. as its agent for service of process in relation to any proceedings before the New York courts in connection with any Loan Document; and
(ii)agrees that failure by an agent for service of process to notify the relevant Borrower of the process will not invalidate the proceedings concerned.
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to Agent. Failing this, Agent may appoint another agent for this purpose.
n..Confidentiality. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below) with the same degree of care that it uses to protect its confidentiality information, except that Information may be disclosed (a) to its Related Parties (provided such Persons are informed of the confidential nature of the Information and instructed to keep such Information confidential) involved in the transaction; (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Related Parties; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section 15.14, to any Transferee or any actual or prospective party (or its Related Parties) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 15.14 or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks, product photographs or name in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business or to the Collateral. Any Person required to maintain the confidentiality of Information pursuant to this Section 15.14 shall be deemed to have complied if it exercises the same degree of care to maintain the confidentiality of such Information that it accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws. This Section 15.14 shall survive Full Payment of the Obligations.
o..[Reserved].
p..GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
q..Consent to Forum; Bail-In of EEA Financial Institutions.
i...Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.4.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.
ii...Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
iii...Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among ~~the~~any such parties, each party hereto ~~(including each Secured Party)~~ acknowledges that any liability ~~arising under a Loan Document~~ of any ~~Secured Party~~Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority~~,~~ and agrees and consents to, and acknowledges and agrees to be bound by~~,~~: (a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising ~~under any Loan Documents~~hereunder which may be payable to it by any ~~Secured Party~~Lender that is an ~~EEA~~Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority~~.~~
r..Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral (except as required under the Loan Documents); (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
s..Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may reasonably request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.
t..Effect of Amendment and Restatement. This Agreement is intended to amend the Second A&R Loan Agreement, without novation, and solely for convenience of reference, to restate it. For the avoidance of doubt, this Agreement shall not become effective until the satisfaction (or waiver) of the requirements set forth in Section 6.2 and the occurrence of the Effective Date. The Company and each other Obligor hereby acknowledge, certify and agree that the “Obligations” outstanding under and as defined in the Original Loan Agreement as of the Restatement Effective Date, the A&R Loan Agreement as of the Second Restatement Effective Date and the Second A&R Loan Agreement as of the Effective Date, continue to remain Obligations outstanding under this Agreement (except to the extent such existing Obligations are Excluded Swap Obligations). Except as expressly modified herein, all of the terms and provisions of the (x) Original Loan Agreement shall continue to apply for the periods prior to the Restatement Effective Date, (y) the A&R Loan Agreement shall continue to apply for periods period to the Second Restatement Effective Date and (z) the Second A&R Loan Agreement shall continue to apply for the periods prior to the Effective Date, in each case, including any determinations of payment dates, interest rates, compliance with covenants and other obligations, accuracy of representations and warranties, Events of Default or any amount payable to Agent or Lenders. From and after the Effective Date, all references in the Notes and other Loan Documents to (i) the “Loan Agreement” shall be deemed to include references to this Agreement, and (ii) the “Lenders” or “Agent” shall mean such terms as defined in this Agreement. As to all periods occurring on or after the Effective Date, all of the covenants in the Original Loan Agreement, the A&R Loan Agreement and the Second A&R Loan Agreement shall be of no further force and effect (with respect to such periods), it being understood that all obligations of Borrowers under the Original Loan Agreement, the A&R Loan Agreement and the Second A&R Loan Agreement shall be governed by this Agreement from and after the Effective Date.
u..Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to Agent pursuant to this Agreement in any Term Loan First Lien Collateral and the exercise of any right or remedy by Agent with respect to any Term Loan First Lien Collateral hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. For so long as the Intercreditor Agreement remains in effect, the delivery of any Term Loan First Lien Collateral to the Term Loan Agent as required by the Intercreditor Agreement shall satisfy any delivery requirement with respect to such Collateral hereunder. Any reference in this Agreement or any other Loan Document to “first priority lien” or words of similar effect in describing Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in the Intercreditor Agreement.

v..Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
i...Acknowledgement. In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ii...QFC Definitions. As used in this Section 15.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
w..NO ORAL AGREEMENT
. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS: COMMERCIAL VEHICLE GROUP, INC. By: Name: Tim Trenary Title: Chief Financial Officer Address: 7800 Walton Parkway New Albany, OH 43054 Attn: Chief Financial Officer Telecopy: (614) 289-5365

TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
CABARRUS PLASTICS, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
CVG MANAGEMENT CORPORATION
CVG LOGISTICS, LLC
CVG ALABAMA, LLC
CVG CVS HOLDINGS LLC
CVG AR LLC
CVG MONONA LLC
CVG MONONA WIRE LLC
CVG NATIONAL SEATING COMPANY LLC
CVG SPRAGUE DEVICES LLC

By:
Name: Tim Trenary
Title: Chief Financial Officer

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender By: Name: Title: Address: 135 S. LaSalle, 9th Floor Chicago, IL 60603 Telecopy: (312) 453-2234
JPMORGAN CHASE BANK, N.A., as a Lender By: Name: Title: Address:

SCHEDULE 1.1
to
Loan and Security Agreement
REVOLVER COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	Tranche A Revolver Commitment: $67,500,000 Tranche B Revolver Commitment:$5,250,000
Aggregate Revolver Commitment: $67,500,000

JPMorgan Chase Bank, N.A.	Tranche A Revolver Commitment: $22,500,000 Tranche B Revolver Commitment $1,750,000
Aggregate Revolver Commitment: $22,500,000

[* The total commitment is $67.5 million for BoA and $22.5 million for JPMorgan for a total of $90 million. Of the $90 million, $7 million is Tranche B (FILO), and as that amortizes, the full amount of the Tranche A commitment becomes available (subject to the applicable Borrowing Base availability.]